                                                                    EXHIBIT 2(a)











                            ASSET PURCHASE AGREEMENT


                               DATED MARCH 4, 1997


                                     BETWEEN


                                TRANSMATION, INC.


                                       AND


                            E.I.L. INSTRUMENTS, INC.




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                                TABLE OF CONTENTS


ARTICLE 1.  DEFINITIONS...........................................................................  1
         Section 1.1  Certain Definitions.........................................................  1
         Section 1.2  Accounting Terms............................................................  4
         Section 1.3  Other Definitional Provisions...............................................  4
         Section 1.4  Schedules and Other Instruments.............................................  4

ARTICLE 2.  PURCHASE AND SALE OF ASSETS...........................................................  4
         Section 2.1  Transfer of Assets..........................................................  4
         Section 2.2  Matters Relating to the Business Subsidiaries...............................  6
         Section 2.3  Use of Seller's Names.......................................................  7
         Section 2.4  Purchase Price..............................................................  7
         Section 2.5  Adjustment of Purchase Price................................................  7

ARTICLE 3.  LIABILITIES AND CONTRACTS............................................................. 11
         Section 3.1  No Assumption of Liabilities or Contracts................................... 11
         Section 3.2  Liabilities and Contracts Assumed........................................... 11

ARTICLE 4.  SELLER'S REPRESENTATIONS AND WARRANTIES............................................... 12
         Section 4.1  Organization, Standing and Power............................................ 12
         Section 4.2  Authority for Transaction................................................... 12
         Section 4.3  No Conflict................................................................. 12
         Section 4.4  Financial Statements........................................................ 12
         Section 4.5  No Undisclosed Liabilities.................................................. 13
         Section 4.6  Absence of Certain Changes.................................................. 13
         Section 4.7  Assets, Title, Etc.......................................................... 14
         Section 4.8  Compliance with Laws........................................................ 14
         Section 4.9  Condition of Assets......................................................... 15
         Section 4.10 Inventories................................................................. 15
         Section 4.11 Accounts Receivable......................................................... 15
         Section 4.12 Intellectual Property....................................................... 15
         Section 4.13 Assumed Contracts........................................................... 16
         Section 4.14 Contracts in General........................................................ 16
         Section 4.15 Legal Proceedings, Etc...................................................... 16
         Section 4.16 Employment Matters.......................................................... 17
         Section 4.17 Employee Benefit Plans...................................................... 18
         Section 4.18 Environmental Matters....................................................... 18
         Section 4.19 Related Party Transactions.................................................. 19
         Section 4.20 Product Warranties.......................................................... 19
         Section 4.21 Brokers' and Finders' Fees.................................................. 20
         Section 4.22 Certain Due Diligence Matters............................................... 20
         Section 4.23 Material Misstatements or Omissions......................................... 20


                                       (i)

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
ARTICLE 5.  BUYER'S REPRESENTATIONS AND WARRANTIES................................................ 21
         Section 5.1  Organization, Standing and Power............................................ 21
         Section 5.2  Authority for Transaction................................................... 21
         Section 5.3  Financing................................................................... 21
         Section 5.4  No Conflict................................................................. 21
         Section 5.5  Legal Proceedings, Etc...................................................... 21
         Section 5.6  Brokers and Finders......................................................... 21
         Section 5.7  Material Misstatements or Omissions......................................... 22

ARTICLE 6.  SELLER'S COVENANTS.................................................................... 22
         Section 6.1  Indemnification............................................................. 22
         Section 6.2  Affirmative Covenants of Seller Prior to Closing............................ 24
         Section 6.3  Negative Covenants of Seller Prior to Closing............................... 24
         Section 6.4  Employees of Seller......................................................... 25
         Section 6.5  Notices to and Consents of Third Parties.................................... 26
         Section 6.6  Risk of Loss................................................................ 26
         Section 6.7  Other Proposals............................................................. 26
         Section 6.8  Non-Disclosure and Non-Competition.......................................... 26

ARTICLE 7.  BUYER'S COVENANTS..................................................................... 27
         Section 7.1  Indemnification............................................................. 27
         Section 7.2  Notices to and Consents of Third Parties.................................... 29
         Section 7.3  Due Diligence............................................................... 29
         Section 7.4  No Solicitation............................................................. 29
         Section 7.5  Employees................................................................... 30
         Section 7.6  Certain Vendor Relationship................................................. 30
         Section 7.7  Buyer's Knowledge of Certain Matters........................................ 30

ARTICLE 8.  CONDITIONS TO PARTIES' OBLIGATIONS.................................................... 30
         Section 8.1  Conditions to Buyer's Obligations........................................... 30
         Section 8.2  Conditions to Seller's Obligations.......................................... 33

ARTICLE 9.  CLOSING............................................................................... 34
         Section 9.1  Closing..................................................................... 34
         Section 9.2  Failure to Close; Termination............................................... 34
         Section 9.3  Damages in Certain Cases.................................................... 35
         Section 9.4  Resolution of Disputes...................................................... 37

ARTICLE 10.  FURTHER COVENANTS.................................................................... 38
         Section 10.1 Taxes on Transaction........................................................ 38
         Section 10.2 Expenses of the Parties..................................................... 38
         Section 10.3 Confidentiality............................................................. 38
         Section 10.4 Further Assurances.......................................................... 38
         Section 10.5 Post-Closing Access to Information.......................................... 39


                                      (ii)

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
ARTICLE 11.  IN GENERAL........................................................................... 39
         Section 11.1 Survival of Representations, Warranties and Covenants....................... 39
         Section 11.2 Amendment and Waiver........................................................ 39
         Section 11.3 Assignment.................................................................. 39
         Section 11.4 Notices, Etc................................................................ 39
         Section 11.5 Binding Effect.............................................................. 40
         Section 11.6 Governing Law............................................................... 40
         Section 11.7 Effect of Agreement......................................................... 40
         Section 11.8 Headings; Counterparts...................................................... 40

TABLE OF EXHIBITS AND SCHEDULES................................................................... 42


                                      (iii)

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                            ASSET PURCHASE AGREEMENT


         THIS AGREEMENT, dated March 4, 1997, is made by and between TRANSMATION, INC., an Ohio corporation ("BUYER"), and E.I.L. INSTRUMENTS, INC., a Maryland corporation ("SELLER").

         The parties agree as follows:

ARTICLE 1. DEFINITIONS

         SECTION 1.1 CERTAIN DEFINITIONS. In addition to the other definitions contained in this Agreement, the following terms will, when used in this Agreement, have the following respective meanings:

         "ACCOUNTS RECEIVABLE" means accounts receivable, trade receivables and notes receivable, all as defined and determined in accordance with GAAP.

         "ACCRUED VACATION" has the meaning given it by Section 3.2(c).

         "AFFILIATE" means, with respect to any party, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the referenced party.

         "AGREEMENT" means this Asset Purchase Agreement, together with all Exhibits and Schedules hereto.

         "ASSETS" means the assets being purchased and sold hereunder, as defined in Section 2.1.

         "ASSUMED CONTRACTS" means the Contracts which are set forth in Schedule 3.2(b). Schedule 3.2(b) contains: (a) a print-out identifying each open vendor purchase order and customer product sales back order of the Business as of the date hereof, which will be updated to the Closing Date on or before the Closing Date; (b) a reasonably adequate identification of each service Contract having a value in excess of $5,000 as of the Closing Date; (c) a reasonably adequate identification of each other written Assumed Contract; and (d) a complete description of the material terms of each oral Assumed Contract.

         "ASSUMED LIABILITIES" means the liabilities and obligations being assumed by Buyer hereunder, as defined in Section 3.2.

         "ASSUMED PAYABLES" has the meaning given it by Section 3.2(a).

         "AUDITORS" means Price Waterhouse LLP, the independent certified public accountants regularly engaged by Buyer.

         "BUSINESS" means the Sales and Service Division of Seller, which comprises Seller's test and measurement equipment distribution, repair, calibration and value added and meter modification business.

         "BUSINESS SUBSIDIARIES" means each of E.I.L. Canada and the Maquiladora.

         "CLOSING" means the consummation of the transactions contemplated by this Agreement.

         "CLOSING BALANCE SHEET" means the audited balance sheet of Seller with respect to the Assets and the Assumed Liabilities as of the Closing Date, prepared and audited as provided by Section 2.5(a) and annexed hereto as
Schedule 2.5(a) subsequent to the Closing Date.

         "CLOSING DATE" means the date of Closing, as defined in Section 9.1.

         "CONTRACTS" means and includes all contracts, subcontracts, agreements, leases, options, notes, bonds, mortgages, indentures, deeds of trust, collateral assignments of lease and rights, guarantees, licenses, franchises, permits, purchase orders, arrangements, transactions, commitments, undertakings and understandings of every kind, written or oral.

         "E.I.L. CANADA" means E.I.L. Canada, Inc., Seller's wholly-owned Subsidiary organized under the laws of Canada.

         "ENCUMBRANCES" means and includes: (a) all interests securing obligations owed to any Person, whether based on common law, statute or Contract, including those arising from mortgages, indentures, deeds of trust, leases, collateral assignments of lease and rights, liens, pledges, conditional sales Contracts, consignments and bailments; (b) all reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, charges, claims, leases and other similar title exceptions and encumbrances; (c) all liens of any taxing authority; (d) all landlords', mechanics', materialmen's, warehousemen's, carriers' and similar liens; and (e) all judgments and other burdens and charges of every kind.

         "ESCROW AGREEMENT" means the escrow agreement executed by Buyer, Seller and Lender, as escrow agent (the "ESCROW AGENT"), on or before the Closing Date, substantially in the form annexed hereto as Exhibit A. "SHORT-TERM ESCROW ACCOUNT" and "LONG-TERM ESCROW ACCOUNT" mean the respective accounts created pursuant to the Escrow Agreement, as more fully defined therein. All references herein to actions taken with respect to the Short-Term Escrow Account or the Long-Term Escrow Account mean actions taken in accordance with the provisions of the Escrow Agreement.

         "EXCLUDED ASSETS" means the assets not being purchased and sold hereunder, as defined in Section 2.1.

         "FINANCIAL STATEMENTS" means the audited balance sheets of Seller with respect to the Business as at October 31, 1996, 1995 and 1994, and the related statements of income and cash flows for the fiscal years then ended, certified by Arthur Andersen, LLP, and the notes and schedules thereto, copies of all of which will be annexed hereto as Schedule 4.4 on or before March 15, 1997.


                                        2

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         "GAAP" means, at any time, generally accepted accounting principles, methods and practices (a) then set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or of such other entity as may then be approved by a significant segment of the accounting profession, which are (b) consistently maintained and applied throughout the periods referenced.

         "HP" means Hewlett Packard, Inc.

         "INVENTORIES" means, collectively, the Regular Inventory, the Value Added Inventory, the Demonstration Inventory and the Parts Inventory, each as defined in Section 2.1(b).

         "LENDER" means Manufacturers and Traders Trust Company.

         "LOSSES" means any and all losses, liabilities, claims, demands, actions, suits, proceedings, audits, judgments, obligations, assessments, fines, penalties, amounts paid in settlement, damages and deficiencies, of any kind or nature whatsoever, and all costs and expenses incident thereto (including reasonable attorneys' fees and all other reasonable expenses incident to the foregoing), whether asserted by a party to this Agreement or by a third party.

         "MAQUILADORA" means E.I.L. de Mexico, S.A., Seller's wholly-owned Subsidiary organized under the laws of Mexico.

         "PERMITTED ENCUMBRANCES" means those Encumbrances listed in Schedule
1.0.

         "PERSON" means and includes any individual, partnership, corporation, trust, unincorporated organization or other entity, and any government or governmental authority, agency or political subdivision thereof.

         "PURCHASE PRICE" means the aggregate purchase price to be paid for the Assets, as set forth in Section 2.4 and adjusted as provided by Section 2.5.

         "SUBLEASE" means, collectively, the Sublease and the Cooperation Agreement, each dated the Closing Date, between Seller, as sublessor, and Buyer, as sublessee, of the Business premises located in Baltimore, Maryland, in the form of Exhibits B-1 and B-2, respectively.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, trust or other entity of which such Person, directly or indirectly, owns an amount of voting securities, or possesses other ownership interests, having the power, direct or indirect, to elect a majority of the Board of Directors or other governing body thereof.

         "TRANSMATION CANADA" means Transmation (Canada) Inc., Buyer's wholly-owned Subsidiary organized under the laws of Canada.


                                        3

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         SECTION 1.2 ACCOUNTING TERMS. As used in this Agreement, all accounting terms not otherwise defined herein will have the meanings assigned to them in accordance with GAAP.

         SECTION 1.3 OTHER DEFINITIONAL PROVISIONS. Unless the context requires otherwise, references to "Articles" and "Sections" are to the Articles or Sections of this Agreement, and references to "Exhibits" and "Schedules" are to the Exhibits and Schedules annexed hereto. Any of the terms defined in this Agreement may, unless the context requires otherwise, be used in the singular or the plural depending on the reference. Wherever used herein, the masculine pronoun will include the feminine and the neuter, as appropriate in the context. With respect to any matter or thing, "including" or "includes" means including but not limited to such matter or thing. As used herein, the term "best knowledge" in reference to Seller means the best knowledge of any of the members of the Senior Staff of the Business, as identified in Schedule 1.3.

         SECTION 1.4 SCHEDULES AND OTHER INSTRUMENTS. Each Schedule, each certificate provided hereunder and each written disclosure required hereby is incorporated by reference into this Agreement and will be considered a part hereof as if set forth herein in full; provided, however, that (except for Schedules 1.4 (Delivery of Schedules), 2.4 (Allocation of Purchase Price), 2.5(a) (Closing Balance Sheet) and 2.5(c) (Seller's Credit and Buyer's Credits), the contents of which reflect the mutual agreement of the parties) information set forth on any Schedule, certification or written disclosure constitutes a representation and warranty of the party providing the same, and not the mutual agreement of the parties as to the facts therein stated. Each Schedule will be delivered, and updated by Seller and delivered again, on the respective dates set forth in Schedule 1.4.

ARTICLE 2. PURCHASE AND SALE OF ASSETS

         SECTION 2.1 TRANSFER OF ASSETS. Subject to all of the terms and conditions of this Agreement, at Closing Seller will sell, transfer, convey, assign and deliver to Buyer, and Buyer will purchase and accept from Seller, the following assets owned by Seller or by either of the Business Subsidiaries on the Closing Date:

                  (a) all tangible personal property and equipment (including machinery, furniture, fixtures, leasehold improvements, vehicles, supplies and test, calibration and repair data sheets, procedures and instructions, whether in written, computer-readable or other form) used in the operation of or associated with the Business, including those set forth in Schedule 2.1(a) and those expensed by Seller in connection with the Business, together with all related product warranties, maintenance Contracts and the like;

                  (b) all: (i) inventories used in the operation of or associated with the Business other than value added inventory (including work in process parts, instruments, subassemblies and the like held for resale), including inventories identified in Schedule 2.1(b)(i) (collectively, "REGULAR INVENTORY"); (ii) inventories used in the operation of or associated with the Business which is value added inventory (including work in process parts, instruments, subassemblies and the like held for resale),

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         including inventories identified in Schedule 2.1(b)(ii) (collectively,
         "VALUE ADDED INVENTORY"); (iii) demonstration inventories used in the operation of or associated with the Business, including those set forth in Schedule 2.1(b)(iii) (collectively, "DEMONSTRATION INVENTORY"); and
         (iv) parts inventories used in the operation of or associated with the Business, including those set forth in Schedule 2.1(b)(iv) (collectively, "PARTS INVENTORY");

                  (c) all Accounts Receivable relating to the Business which were incurred less than 90 days prior to the Closing Date, including those set forth in Schedule 2.1(c);

                  (d) all prepaid expenses and deposits relating to the Business, including prepaid advertising, prepaid deposits (but expressly excluding Seller's income tax deposits), vendor rebates and advertising allowances, whether or not recorded on the books and records of Seller, including those set forth in Schedule 2.1(d);

                  (e) all of Seller's or either Business Subsidiary's interest in and to all of the Assumed Contracts;

                  (f) all of Seller's or either Business Subsidiary's interest in and to: (i) all patents, applications for patents, copyrights, license agreements, assumed names, trade names, trademark and/or service mark registrations, applications for trademark and/or service mark registrations, trademarks and service marks used in the operation of or associated with the Business, including those set forth in
         Schedule 2.1(f), and the goodwill associated therewith, and all variants thereof, including all rights to use the names "E.I.L. Instruments" and "E.I.L." to the exclusion of Seller and its Subsidiaries; and (ii) all other proprietary information, including test, calibration and repair data sheets, procedures and instructions, value added modification and repair procedures and instructions, trade secrets, know-how, product designs and specifications, operating data, customer lists by sales volume, vendor lists by sales volume, parts lists and all other information used in the operation of or associated with the Business, whether in written, computer-readable or other form;

                  (g) all of the shares of the capital stock of the Maquiladora;

                  (h) all of Seller's and the Business Subsidiaries' books, records and files relating to the Business or the Assets, including employee records, office and sales records, blueprints, marketing strategies, business plans, studies, Inventory lists and records (but expressly excluding the capital stock records, corporate minute books, bank account records and tax returns of Seller and its Subsidiaries other than the Maquiladora); and

                  (i) all other assets of Seller or either Business Subsidiary used in the operation of or associated with the Business and not described above, including assets which are or have been jointly used or associated with Seller's other business operations

                                        5

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(collectively, the "ASSETS"); provided, however, that notwithstanding the foregoing, the following assets are not intended by the parties to be transferred to Buyer at Closing and are excluded from the Assets: (1) all of the capital stock of Seller and of all Subsidiaries of Seller other than the Maquiladora; (2) all of Seller's cash, cash equivalents and other securities;
(3) the lease of Seller, as lessee, of the Business premises located in Baltimore, Maryland, all leasehold improvements to such premises and all prepaid rent, taxes, deposits and other prepaid charges related thereto; (4) all other Contracts not set forth in Schedule 3.2(b); (5) all pension, profit sharing, compensation, deferred compensation and other employee retirement, health or welfare benefit plans or arrangements, written or oral, in any way relating to any one or more employees of Seller or the Business, and all interests therein and rights thereunder; (6) all Accounts Receivable which were incurred 90 days or more prior to the Closing Date; (7) all assets of Seller which are not to any extent whatsoever employed in the operation of or associated with the Business, including the assets associated with Seller's energy controls business; and (8) those assets set forth in Schedule 2.1(8) (collectively, the "EXCLUDED ASSETS").

         SECTION 2.2 MATTERS RELATING TO THE BUSINESS SUBSIDIARIES.

                  (a) Certain of the Assets, identified in Schedule 2.2(a) (the "CANADIAN ASSETS"), are owned by E.I.L. Canada. At Closing, Seller will cause E.I.L. Canada to sell, transfer, convey, assign and deliver to Transmation Canada, and Buyer will cause Transmation Canada to purchase and accept from E.I.L. Canada, all of the Canadian Assets. Seller and Buyer each unconditionally guarantees its Subsidiary's full and complete performance of its respective obligations under this Section 2.2(a), and Seller and Buyer will each take such action and execute such instruments and documents of further assurance as may be necessary to assure, complete and evidence the transactions contemplated by this
Section 2.2(a).

                  (b) Notwithstanding the provisions of Section 2.1(g), on or before the Closing Date, Buyer will, in its sole discretion and by written notice to Seller, determine whether it will or will not purchase the shares of the capital stock of the Maquiladora. In the event that Buyer notifies Seller that it will not purchase such shares, then: (i) such shares will, for all purposes hereof, be part of the Excluded Assets and not part of the Assets being purchased and sold hereunder; (ii) all other references herein to the Maquiladora and to such shares will be null, void and of no effect (except that at Closing Seller will effectively transfer to Buyer all of the Assets which are owned by the Maquiladora); and (iii) there will be no resulting adjustment to the Purchase Price, whether pursuant to Section 2.5 or otherwise.

                  (c) In the event that Buyer so notifies Seller that it will purchase the shares of the capital stock of the Maquiladora, but Seller is unable, despite reasonable best efforts, to deliver to Buyer at Closing stock certificates representing all of such capital stock, together with duly executed stock powers, assignments and/or other instruments of transfer or documentation, transferring to Buyer or a Subsidiary of Buyer good title to such stock, then Seller will instead deliver the same to Buyer as soon as reasonably practicable after the Closing Date. In such event, Buyer will take such action (including the formation of a Mexi-

                                        6

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can Subsidiary) and execute such instruments and documents of further assurance as may be necessary to assure, complete and evidence such transfer.

         SECTION 2.3 USE OF SELLER'S NAMES. In furtherance of the purchase and sale of the Assets hereunder, immediately upon Closing Seller will cause its corporate name and the respective corporate names of its Subsidiaries to be changed to names completely dissimilar to "E.I.L. Instruments, Inc." and all variants thereof, and thereafter will not adopt, use, cause to be used, or approve or sanction the use of such names, or any name so similar as to cause confusion therewith, or with any other trade name or assumed name listed in
Schedule 2.1(f).

         SECTION 2.4 PURCHASE PRICE. Subject to adjustment as provided by
Section 2.5, the Purchase Price will be the sum of (a) $22,000,000 and (b) the value of the Assumed Liabilities. The Purchase Price will be allocated as set forth in Schedule 2.4. At Closing Buyer will pay the Purchase Price to Seller by: (i) wire transfer of federal funds in the amount of $20,000,000 to an account designated by Seller; (ii) wire transfer of federal funds in the amount of $1,000,000 to the Escrow Agent for deposit in the Short-Term Escrow Account;
(iii) wire transfer of federal funds in the amount of $1,000,000 to the Escrow Agent for deposit in the Long-Term Escrow Account; and (iv) assuming the Assumed Liabilities as herein provided.

         SECTION 2.5 ADJUSTMENT OF PURCHASE PRICE.

                  (a) The Purchase Price will be adjusted, if appropriate, based upon an audit of the Closing Balance Sheet certified by Auditors, such audit being conducted and the Closing Balance Sheet being prepared at Buyer's expense. Seller will prepare and deliver to Buyer and Auditors the Schedules required to be delivered subsequent to the Closing Date, as set forth in Schedule 1.4 (the "POST-CLOSING SCHEDULES"), and Buyer will provide Seller reasonable access to the Business premises and books and records in Buyer's possession for such purpose. Buyer and Seller will jointly prepare the Closing Balance Sheet based upon the Assets and the Assumed Liabilities, and Seller will cooperate fully and promptly with Buyer and Auditors to the end that the Closing Balance Sheet will be in accordance with the books of account and records of Seller, will be prepared in accordance with GAAP and Seller's past practices (except as GAAP or Seller's past practices may be modified by the provisions of this Section 2.5(a)), will present fairly and accurately Seller's financial position with respect to the Business as at the Closing Date, and will show all Assets and Assumed Liabilities existing as of the Closing Date and required to be disclosed in accordance with GAAP. The Closing Balance Sheet will be examined by Auditors in accordance with generally accepted auditing standards, and will include such tests of the accounting records, observation of the taking of physical inventories and other auditing procedures as prudent accountants would consider necessary in the circumstances. Notwithstanding the foregoing, the following procedures will be followed in connection with preparation of the Closing Balance Sheet:

                           (i) the fixed assets comprising the Assets will be
                  valued at the net book value thereof according to Seller's books and records;


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                           (ii) Regular Inventory will be physically inventoried
                  as soon as practicable after Closing (with credit given for any dispositions by Buyer after Closing of items of Regular Inventory which were not otherwise included in the amount of Inventories determined by audit); Regular Inventory will be valued at 100% of Seller's cost at Seller's most recent purchase price (or, if Auditors determine that Seller's most recent purchase price is not a fair approximation of Seller's actual cost, then at Seller's cost as determined by Auditors) solely with respect to the aggregate amount of Regular Inventory which, based on Seller's most recent 12-months' sales, represents salable Inventories within a 12-month period;

                           (iii) Value Added Inventory will be physically
                  inventoried as soon as practicable after Closing (with credit given for any dispositions by Buyer after Closing of items of Value Added Inventory which were not otherwise included in the amount of Inventories determined by audit); Value Added Inventory will be valued at: (A) 100% of Seller's cost at Seller's most recent purchase price (or, if Auditors determine that Seller's most recent purchase price is not a fair approximation of Seller's actual cost, then at Seller's cost as determined by Auditors) solely with respect to the aggregate amount of Value Added Inventory which, based on Seller's most recent 12-months' sales, represents salable Inventories within a first 12-month period; and (B) 80% of Seller's cost at Seller's most recent purchase price (or, if Auditors determine that Seller's most recent purchase price is not a fair approximation of Seller's actual cost, then at Seller's cost as determined by Auditors) solely with respect to the aggregate amount of Value Added Inventory which, based on Seller's most recent 24-months' sales, represents salable Inventories within a second 12-month period;

                           (iv) Demonstration Inventory will be physically
                  inventoried as soon as practicable after Closing (with credit given for any dispositions by Buyer after Closing of items of Demonstration Inventory which were not otherwise included in the amount of Inventories determined by audit); Demonstration Inventory will be valued at 85% of Seller's cost at Seller's most recent purchase price (or, if Auditors determine that Seller's most recent purchase price is not a fair approximation of Seller's actual cost, then at Seller's cost as determined by Auditors); and

                           (v) Parts Inventory will not be physically
                  inventoried but will be valued at $172,000;

provided, however, that in the case of Regular Inventory and Value Added Inventory, there will be excluded from the determination of whether such Inventory is salable within the applicable period: (1) all Inventories of new product lines established within 12 months immediately preceding the Closing Date; and (2) all Inventories of new products introduced within existing product lines established within six months immediately preceding the Closing Date; all of which Inventories will be valued at 100% of Seller's cost at Seller's most recent purchase price, as set forth in Schedule 2.5(a)(1) (or, if Auditors determine that Seller's most

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recent purchase price is not a fair approximation of Seller's actual cost, then at Seller's cost as determined by Auditors). At Seller's expense, Seller's personnel and/or Arthur Andersen LLP, the certified public accountants regularly retained by Seller, may observe the taking of physical inventories and the auditing process and procedures conducted by Auditors and examine the work papers of Auditors developed in connection with such audit.

                  (b) Within 45 days after the Closing Date, Buyer will deliver to Seller the Closing Balance Sheet, together with Buyer's determination, calculated from the Closing Balance Sheet, of the following amounts:

                           (i) the amount of "SELLER'S CREDIT" (that meaning the
                  amount (if any) by which the Adjusted Asset Value of the Business as of the Closing Date exceeds $9,300,000) ("ADJUSTED ASSET VALUE" meaning (A) the amount of total Assets, net of a reserve for Accounts Receivable of $30,000, shown on the Closing Balance Sheet, minus (B) the aggregate amount of Assumed Payables and Accrued Vacation shown on the Closing Balance Sheet); and

                           (ii) the amount of each of the following "BUYER'S
                  CREDITS":

                                    (A) the amount (if any) by which $8,500,000
                           exceeds the Adjusted Asset Value of the Business as of the Closing Date; and

                                    (B) the amount (if any) by which $2,550,000
                           exceeds the fair market value, as of the Closing Date, of the fixed assets comprising the Assets (as if disposed of in the ordinary course between a willing buyer and a willing seller in neither a liquidation nor a distressed sale), as determined by a reputable appraiser reasonably acceptable to Seller and engaged at Buyer's expense.

                  (c) The contents of the Post-Closing Schedules, the contents of and the methodology used in preparing the Closing Balance Sheet, and the amounts (if any) of and the methodology used in determining Seller's Credit and each item of Buyer's Credits will all be finally determined as provided by this
Section 2.5(c) (whereupon all references herein to any "Post-Closing Schedule," the "Closing Balance Sheet," "Seller's Credit" and "Buyer's Credits" will mean the same as so finally determined). Within ten days after receipt of the Closing Balance Sheet and Buyer's determination of Seller's Credit and Buyer's Credits, Seller will deliver its written objections thereto (if any) to Buyer, and Buyer will deliver its written objections to the Post-Closing Schedules (if any) to Seller. To the extent that Seller fails to deliver any such objections within such ten-day period, the Closing Balance Sheet (or such undisputed item(s) thereof) and Buyer's determination of Seller's Credit and Buyer's Credits (or of such undisputed item(s) thereof) will be final and binding upon the parties for all purposes. To the extent that Buyer fails to deliver any such objections within such ten-day period, the Post-Closing Schedules (or such undisputed item(s) thereof) will be final and binding upon the parties for all purposes. If Buyer or Seller so delivers any such objection, Buyer and Seller will each use its best efforts to resolve such dispute(s) promptly by mutual agreement, and any such mutually agreed resolution will be final and binding upon the parties for all purposes. Failing mutually agreed resolution of any such dispute(s) within ten days of delivery of any such objection, Seller and Buyer will then each have the right to require that such dispute(s) be submitted to the Baltimore, Maryland office of Ernst & Young, LLP for computation or verification in accordance with the provisions of this Agreement. Such firm's resolution of such dispute(s), which will be delivered within 30 days after submission to such firm, will be final and binding upon the parties for all purposes, and such firm's fees and expenses therefor will be borne by the non-prevailing party or, in the event that each party prevails on some of the issues in dispute, will be shared proportionately, as determined by such firm. Each Post-Closing Schedule and the Closing Balance Sheet, as so finally determined, will be annexed hereto subsequent to the Closing Date. An itemized statement of Seller's Credit, Buyer's Credits, the Increase Amount and the Reduction Amount, as so finally determined, will be signed by Buyer and by Seller, delivered to the Escrow Agent and annexed hereto as Schedule 2.5(c) subsequent to the Closing Date.

                  (d) After final determination of Seller's Credit and Buyer's Credits as provided by Section 2.5(c), the Purchase Price will be increased by the amount (if any) by which Seller's Credit exceeds $100,000 (the "INCREASE AMOUNT"). The Purchase Price will be reduced by the amount (if any) by which the aggregate amount of Buyer's Credits exceeds $100,000 (the "REDUCTION AMOUNT").

                  (e) If the Increase Amount is equal to or greater than the Reduction Amount, then within ten days after the final determination thereof:

                           (i) the Escrow Agent will pay out to Seller the
                  entire principal and interest in the Short-Term Escrow Account; and

                           (ii) Buyer will deliver to Seller, by wire transfer
                  of federal funds to the account designated by Seller, the amount (if any) by which the Increase Amount exceeds the Reduction Amount, together with interest thereon accruing from the Closing Date to the date of payment at the rate provided by the Escrow Agreement.

                  (f) If the Reduction Amount is greater than the Increase Amount, then within ten days after the final determination thereof, the Escrow Agent will:

                           (i) pay out of the Short-Term Escrow Account to Buyer
                  the amount by which the Reduction Amount exceeds the Increase Amount, together with all interest accruing thereon pursuant to the Escrow Agreement; and

                           (ii) pay out to Seller the balance (if any) of
                  principal and interest then remaining in the Short-Term Escrow Account.

If the aggregate amount so payable to Buyer out of the Short-Term Escrow Account exceeds the amount of the Short-Term Escrow Account, then within such ten-day period Seller will deliver to Buyer the amount of such deficiency (including interest thereon accruing from the Closing Date to the date of payment at the rate provided by the Escrow Agreement), by wire transfer of federal funds to the account designated by Buyer.

ARTICLE 3.  LIABILITIES AND CONTRACTS

         SECTION 3.1 NO ASSUMPTION OF LIABILITIES OR CONTRACTS. It is expressly understood and agreed that Buyer does not assume nor will it be liable for any liability, obligation, claim against or Contract of Seller or either Business Subsidiary of any kind or nature, at any time existing or asserted, whether or not accrued, whether fixed, contingent or otherwise, whether known or unknown, and whether or not recorded on the books and records of Seller, arising out of or by reason of this or any other transaction or event occurring prior or subsequent to Closing, unless such liability, obligation, claim or Contract is expressly assumed by Buyer under Section 3.2. Seller will pay or make adequate provision for the payment of all of the liabilities of Seller and its Subsidiaries of every kind and nature not so assumed by Buyer, and Seller will indemnify Buyer, as provided by Section 6.1, with respect to all such liabilities, obligations, claims against and Contracts of Seller and its Subsidiaries not assumed by Buyer under Section 3.2.

         SECTION 3.2 LIABILITIES AND CONTRACTS ASSUMED. Subject to all of the terms and conditions of this Agreement, at Closing Buyer will assume and become responsible to pay, perform and/or discharge, to the extent the same have not been paid, performed or discharged by Seller prior to Closing, only the following liabilities, obligations and Contracts of Seller and the Business Subsidiaries, and no others:

                  (a) all accounts payable arising out of the operations of the Business and relating to the Assets which are within the trade terms of the respective vendors (in accordance with Seller's past practices), as outstanding on the Closing Date, as set forth in Schedule 3.2(a) (the "ASSUMED PAYABLES");

                  (b) each of the Assumed Contracts to the extent that the rights and benefits of Seller or a Business Subsidiary thereunder are on or after the Closing Date effectively assigned to Buyer, novated for the benefit of Buyer, or replaced by Buyer and the contracting party with a new Contract or by course of dealing; and

                  (c) Seller's obligation, to the extent set forth in Schedule 3.2(c), to each former employee of Seller or any Subsidiary whom Buyer hires on or after the Closing Date (as contemplated by Section 6.4), to provide accrued vacation time ("ACCRUED VACATION")

(collectively, the "ASSUMED LIABILITIES"). Upon assumption by Buyer of the Assumed Liabilities, Buyer will be entitled to all of Seller's and the Business Subsidiaries' rights and benefits in connection therewith (including all rights and benefits under policies of insurance insuring against any of the Assumed Liabilities), and Buyer will relieve Seller and the Business Subsidiaries of their obligations to perform the same; provided, however, that nothing herein contained will relieve Seller and the Business Subsidiaries of their obligations or liabilities arising thereunder or in connection therewith prior to such assumption by Buyer at Closing. Buyer will indemnify Seller, as provided by
Section 7.1, with respect to all of the Assumed Liabilities from and after the Closing Date.

ARTICLE 4. SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

         SECTION 4.1 ORGANIZATION, STANDING AND POWER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Seller has all necessary corporate power and authority to own, use and transfer its properties and assets and to transact the Business as now being conducted. Except as set forth in Schedule 4.1, there is no other jurisdiction in which the nature of the Business or the character or use of Seller's or the Business Subsidiaries' assets in any way relating to or affecting the Business makes necessary the licensing or qualification of Seller or either Business Subsidiary to do business as a foreign corporation, the failure to obtain which would have a material adverse effect on the Business, and except for Mexico, Seller and each Business Subsidiary is duly licensed or qualified and in good standing in each jurisdiction set forth in Schedule 4.1. Except for the Business Subsidiaries, Seller has no direct or indirect Subsidiaries in any way relating to or affecting the Business.

         SECTION 4.2 AUTHORITY FOR TRANSACTION. Seller's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby have all been duly and validly authorized by all necessary corporate action on the part of Seller, and this Agreement is valid and binding upon Seller in accordance with its terms.

         SECTION 4.3 NO CONFLICT. Neither the execution and delivery of this Agreement by Seller, nor compliance by Seller with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will: (a) conflict with or result in a breach of any provision of Seller's Certificate of Incorporation or By-laws; (b) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any Contract, Encumbrance or other instrument or obligation to which Seller or any Subsidiary is a party or by which they or any of their respective properties or assets may be bound, except for (i) any such default or right arising from Seller's attempt to assign any Assumed Contract to Buyer or
(ii) such other Contracts, Encumbrances, instruments and obligations set forth in Schedule 4.3; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, any Subsidiary, or any of their respective properties or assets. Except as set forth in Schedule 3.2(b) with respect to the assignment of Assumed Contracts, or in Schedule 4.3, no consent, waiver or approval by, notice to or filing with any Person is required in connection with the execution and delivery of this Agreement by Seller, compliance by Seller with any of the provisions hereof or the consummation of the transactions contemplated hereby.

         SECTION 4.4 FINANCIAL STATEMENTS. When delivered, Schedule 4.4 will comprise a true, correct and complete copy of the Financial Statements. The Financial Statements will be in accordance with the books of account and records of Seller and will have been prepared in accordance with GAAP. When delivered, the Financial Statements will present fairly and accurately Seller's financial position with respect to the Business as at the dates thereof and the results of Seller's operations, cash flows and other information with respect to the

Business included therein for the periods or as at the dates therein set forth. When delivered, the Financial Statements will show all assets and liabilities associated with the Business of any kind or nature, direct or indirect, absolute or contingent, existing as of the dates indicated and required to be disclosed in accordance with GAAP.

         SECTION 4.5 NO UNDISCLOSED LIABILITIES. Except as disclosed in this Agreement, the Financial Statements or the Closing Balance Sheet, Seller does not have with respect to the Business, nor are any of the Assets subject to, any debt, liability, obligation or commitment of any kind or nature, direct or indirect, whether accrued, absolute, to Seller's best knowledge contingent or otherwise. To Seller's best knowledge, there are no facts which could serve as the basis for any material debt, liability, obligation or commitment of Seller relating to the Business not so disclosed.

         SECTION 4.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 4.6, since October 31, 1996, there has not been any material adverse change in the condition (financial or otherwise) of the Business, or in the assets or liabilities used in the operation of or associated with the Business, nor any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Business or any Asset. Except as disclosed in Schedule 4.6, and except for the transactions contemplated by this Agreement, since October 31, 1996, neither Seller nor any Subsidiary has, in any way relating to or affecting the Business or any Asset: (a) created, assumed or permitted to exist any Encumbrance, other than a Permitted Encumbrance, on any of its assets; (b) sold, leased or otherwise transferred any assets related to the Business having a value, singly or in the aggregate, in excess of $100,000; (c) cancelled any of its rights or claims, other than in the ordinary course of business for fair and adequate consideration in money or money's worth; (d) sold, assigned or transferred any patent, trademark, trade name, copyright or other intangible asset; (e) incurred any other liability or obligation, whether absolute or contingent (other than current liabilities incurred in the ordinary course of business); (f) paid, prepaid or discharged any liability or obligation, except as required by the terms thereof; (g) lost, surrendered or had revoked or limited any license, permit or other right granted by any governmental authority to operate the Business or any Asset; (h) entered into any agreement or arrangement, not in the ordinary course of business; (i) cancelled, modified adversely, assigned, encumbered or in any way discharged or terminated (other than by performance) any Contract; (j) received any notice of termination of or default under any Contract which would have a material adverse effect on the Business; (k) allowed to occur or exist any event of default under any Contract which would have a material adverse effect on the Business; (l) made any loan or advance, acquired any Accounts Receivable or otherwise extended any credit, except to customers in the ordinary course of business pursuant to established credit policies, or acquired the securities or obligations of any Person; (m) made any material capital expenditure or any commitment therefor; (n) paid or accrued out of the revenues or profits of the Business any bonuses, benefits or other compensation not payable in the ordinary course of business and established by past practices; (o) made any material change in the rate of compensation or benefits payable or to become payable by Seller or any Subsidiary to any stockholder, director, officer, employee or agent of the Business, or in the formula for determining any such compensation or benefits, or entered into or amended in any material respect any Contract providing for such compensation or benefits; (p) made any commitment (through negotiations or otherwise) or incurred any liability to any labor organization or become aware of any material threat of strike or other interruption of work arising from labor difficulties; (q) reduced or failed to carry insurance in at least the respective amounts carried on October 31, 1996; (r) experienced any adverse change in its relationship with any of its suppliers, distributors, dealers or customers which would have a material adverse effect on the Business; (s) experienced any other change in the Business which could have a material adverse effect on the future ongoing operations or financial condition of the Business taken as a whole after consummation of the transactions contemplated hereby; (t) altered or revised any of its accounting principles, procedures, methods or practices; or (u) agreed to do any of the things described in this Section 4.6.

         SECTION 4.7 ASSETS, TITLE, ETC.

                  (a) The Assets constitute all properties, assets and leasehold estates, real, personal and mixed, tangible and intangible, comprising or employed in the operation of or associated with the Business, except for the Excluded Assets. Seller and the Business Subsidiaries collectively have, and will transfer to Buyer and its Subsidiary at Closing, good title to each item comprising the Assets, free and clear of all Encumbrances except Permitted Encumbrances.

                  (b) Without limiting the generality of the foregoing, Seller owns, beneficially and of record, all of the outstanding shares of the capital stock of the Maquiladora, all of such shares have been duly authorized and validly issued and are fully paid and non-assessable, and no other Person has any rights therein. The Maquiladora is validly existing and in good standing under the laws of Mexico and its capital stock is fully transferable to Buyer, so that immediately after such transfer Buyer will be entitled to the full benefits thereof and the Maquiladora will possess all of the rights, powers and privileges that it possessed immediately prior to the Closing Date.

                  (c) All information necessary to operate the Business as heretofore conducted is in commercially acceptable written form and comprises part of the Assets being transferred to Buyer hereunder, whether or not the same is reflected on the Closing Balance Sheet.

         SECTION 4.8 COMPLIANCE WITH LAWS. Seller and its Subsidiaries are in full compliance in all material respects with all applicable federal, state and local laws, rules, ordinances, orders and regulations, of every kind or nature whatsoever, in any way relating to or affecting the Business and, to Seller's best knowledge, there is no basis for any action, suit, proceeding or remedial action arising out of or in connection therewith. Neither Seller nor any Subsidiary has received any notice of any violation of any such law, rule, ordinance, order or regulation, nor is it subject to any settlement agreement or consent decree with continuing obligations or restrictions. Each item comprising the Assets and the current uses thereof conform in all material respects to all such laws, rules, ordinances, orders and regulations, and all franchises, permits, licenses and other documents necessary for Seller or either Business Subsidiary to own, use and transfer the Assets have been obtained and are in full force and effect, and will, immediately after Closing, be in full force and effect in the name and/or for the benefit of Buyer.

         SECTION 4.9 CONDITION OF ASSETS. Each item comprising the Assets is in good condition and repair, ordinary wear and tear excepted. Except for Assets designated as "inactive" in Schedule 2.1(a), all of the machinery and equipment comprising the Assets is in good working order and has been maintained in accordance with the recommendations of the manufacturers thereof and in accordance with good practice prevailing in the industry. To Seller's best knowledge, no extraordinary expenditures either for repair or replacement of any item of the Assets is now foreseeable. Without limiting the foregoing, Seller will perform all normal repair and maintenance with respect to each item of the Assets in accordance with commercially reasonable practices through and including the Closing Date.

         SECTION 4.10 INVENTORIES. All of the Inventories: (a) were paid for in full or liability for the unpaid purchase price thereof was fully recognized in the Financial Statements; (b) consist of inventories of the kind, quality and quantity regularly and currently used in the Business, consistent with Seller's historical experience; and (c) are in good and salable condition and fit for the purposes intended, consistent with Seller's historical experience. None of the Inventories has been consigned to or from others.

         SECTION 4.11 ACCOUNTS RECEIVABLE. All of the Accounts Receivable (including the accounts, obligations, Contracts and instruments which underlie such Accounts Receivable) comprising the Assets, net of a reserve for doubtful accounts of $30,000, are valid and, to Seller's best knowledge, such reserve of $30,000 is adequate as of the Closing Date. All of such Accounts Receivable will owned by Seller or either Business Subsidiary on the Closing Date free of all claims and Encumbrances. Except as set forth in Schedule 4.6, since October 31, 1996 Seller has not: (a) rescinded, cancelled, settled, written off, modified or otherwise compromised any Accounts Receivable comprising the Assets, or any indebtedness due thereunder, or any guarantee or repurchase obligation related thereto, in amounts in excess of $5,000 singly or $80,000 in the aggregate; or
(b) accelerated the collection of any Accounts Receivable comprising the Assets except in the ordinary course of business in accordance with prior practices.

         SECTION 4.12 INTELLECTUAL PROPERTY. Except as set forth in Schedule 2.1(f), neither Seller nor any Subsidiary has any patents, applications for patents, copyrights, license agreements, assumed names, trade names, trademark or service mark registrations, applications for trademark or service mark registrations, trademarks, service marks, know-how or other intellectual property which in any way relate to the Business or any Asset. None of the current or former employees, officers, directors or stockholders of Seller or any Subsidiary has any rights in any of the foregoing. Except as set forth in
Schedule 2.1(f), neither Seller nor any Subsidiary has granted any outstanding licenses or other rights to know-how or other intellectual property in any way relating to the Business or any Asset. Neither Seller nor any Subsidiary is liable, nor has it made any Contract whereby it may become liable, to any Person for any royalty or other compensation for the use of any invention, whether or not patented, trademark, trade name or copyright in any way relating to the Business or any Asset. None of the rights of Seller or its Subsidiaries in, to or under the trade secrets, inventions, copyrights, trademarks, service marks, trade names, and any applications and registrations therefor, know-how and other intellectual property set forth in Schedule 2.1(f) will be adversely affected by consummation of the transactions contemplated by this Agreement, and all of such rights are fully assignable to Buyer, so that immediately after Closing

Buyer will be entitled to the full benefits thereof. Neither Seller nor any Subsidiary has received any notice or claim of infringement of any patent, invention right, trademark, trade name or copyright set forth in Schedule 2.1(f), and to Seller's best knowledge, there is no substantial basis for any such claim if made hereafter relating to the Business or the Assets. To Seller's best knowledge, there is no patent, technical development or invention owned by any other Person which could materially adversely affect the Business. Seller has the unrestricted right to use the names "E.I.L. Instruments, Inc." and "E.I.L." and all other names and marks set forth in Schedule 2.1(f).

         SECTION 4.13 ASSUMED CONTRACTS. Seller has heretofore made available to Buyer a true, correct and complete copy of each written Assumed Contract, and
Schedule 3.2(b) contains a true, correct and complete description of the material terms of each oral Assumed Contract. There has been no oral modification of any Assumed Contract which is not disclosed in Schedule 3.2(b). Each of the Assumed Contracts is valid and binding, in full force and effect and (except for obtaining any consents, waivers or approvals or giving any notice listed in Schedule 3.2(b), or except as otherwise described in Schedule 3.2(b)) is fully assignable to and assumable by Buyer, so that immediately after Closing Buyer will be entitled to the full benefits thereof. There has not been under any Assumed Contract any default by Seller or either Business Subsidiary or, to Seller's best knowledge, of any other party thereto, nor any event which, after notice or lapse of time, or both, would constitute any such default or result in a right to accelerate against or a loss of rights by Seller or either Business Subsidiary. All options to renew or extend the term of any Assumed Contract which are exercisable by Seller or either Business Subsidiary on or before the date hereof have been duly exercised, and all such options which are exercisable on or before the Closing Date will have been duly exercised. Neither Seller nor any Business Subsidiary is subject to any renegotiation or price redetermination relating to any Assumed Contract.

         SECTION 4.14 CONTRACTS IN GENERAL. There has not been any default by Seller or any Subsidiary, nor any event which, after notice or lapse of time, or both, would constitute any such default or result in a right to accelerate against or a loss of rights by Seller or any Subsidiary, in any obligation to be performed by Seller or any Subsidiary under any Contract or other instrument now in effect relating to the Business or any Asset, nor has Seller or any Subsidiary waived any right thereunder.

         SECTION 4.15 LEGAL PROCEEDINGS, ETC. Except as set forth in Schedule 4.15, there is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or, to Seller's best knowledge, threatened against or affecting Seller or any Subsidiary, or any of their respective assets, which, if adversely determined, could adversely affect the operations of the Business, the Assets, or the condition, financial or otherwise, of Seller or any Subsidiary in any material way affecting the Business, or the business, operations or properties, or the condition, financial or otherwise, of Buyer immediately after Closing, or the ability of Seller to consummate the transactions contemplated hereby. Except as set forth in Schedule 4.15, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Seller or any Subsidiary and, to Seller's best knowledge, there is no basis for any action, suit, proceeding or investigation against Seller or any Subsidiary relating to or affecting the Business, the Assets and/or the transactions contemplated hereby. Except as set forth in Schedule 4.15, no such action, suit, proceeding, known investigation, judgment, decree, injunction, rule or order arises out of the employment of labor, equal employment opportunity, occupational health and safety, economic stabilization or environmental protection. Neither Seller nor any Subsidiary is in default with respect to any order, injunction or decree of any court or governmental department, commission, board or agency, and no such order, injunction or decree is now in effect which restrains the operations or the use of the properties of Seller or of any Subsidiary.

         SECTION 4.16 EMPLOYMENT MATTERS.

                  (a) Except as set forth in Schedule 4.16: (i) neither Seller nor any Subsidiary has, in any way relating to or affecting the Business, entered into any collective bargaining agreement or other Contract with any employee, union, labor organization or other employee representative or group of employees and, to Seller's best knowledge, no such organization or Person has made or is making any attempt to organize or represent, in any way relating to or affecting the Business, employees of Seller or any Subsidiary; (ii) there is no pending grievance or arbitration and no unsatisfied or unremedied grievance or arbitration award against Seller or any Subsidiary, or any agent, representative or employee thereof, in any way relating to or affecting the Business and, to Seller's best knowledge, there is no basis for any such grievance or arbitration; (iii) there is no unfair labor practice charge, pending trial of unfair labor practice charges, unremedied unfair labor practice finding or adverse decision of the National Labor Relations Board or any state labor authority, or any hearing officer or administrative law judge thereof, against Seller or any Subsidiary, or any agent, representative or employee thereof, in any way relating to or affecting the Business and, to Seller's best knowledge, there is no basis for any such unfair labor practice charge; and (iv) there is not pending or, to Seller's best knowledge, threatened with respect to Seller, any Subsidiary or their employees any labor dispute, strike or work stoppage in any way relating to or affecting the Business.

                  (b) Without limiting the generality of Section 4.8, Seller and its Subsidiaries are, in any way relating to or affecting the Business, in full compliance with all applicable laws, rules, regulations, standards and Contracts relating to employment, including those relating to wages, hours, working conditions, leaves of absence, hiring, promotion, equal employment opportunity, collective bargaining, occupational health and safety (including those dealing with employee handling or use of or exposure to hazardous or toxic substances and the training of employees with respect to such substances), and the payment and withholding of taxes, special assessments and other similar obligations, and neither Seller nor any Subsidiary has, in any way relating to or affecting the Business, received any notice of any violation of any such law, rule, regulation, standard or Contract. Seller and its Subsidiaries are, in any way relating to or affecting the Business, in full compliance with all applicable affirmative action and equal employment opportunity obligations arising under any state or federal law, regulation, executive order or ordinance or any Contract or subcontract with any governmental entity or other Person. Seller and its Subsidiaries have, in any way relating to or affecting the Business, withheld from the wages and salaries of their employees as is required by law and are not liable for any arrears of wages or any tax or penalty in connection therewith.

                  (c) Without limiting the generality of Section 4.15, except as set forth in Schedules 4.15 or 4.16, there is no employment-related claim, cause of action, grievance, judgment or other adverse charge or decision of any kind in any way relating to or affecting the Business (including any in the nature of employment discrimination of any type, breach of contract, wrongful discharge, retaliation, health, safety or right-to-know violations, child labor violations or non-payment of wages, benefits or wage supplements), under any law, rule, regulation, standard, collective bargaining agreement or other Contract, pending against Seller, any Subsidiary, or any of their officers, employees or agents and, to Seller's best knowledge, there is no basis for any such claim, cause of action, grievance, judgment or other adverse charge or decision.

                  (d) To Seller's best knowledge, no current or former employee of Seller or any Subsidiary in any way relating to or affecting the Business has any claim against Seller, any Subsidiary or any of their officers, employees or agents under any law, rule, regulation, standard or Contract on account of or for: (i) overtime pay (other than overtime pay for the current payroll period);
(ii) wages or salary for any period other than the current payroll period (other than obligations to employees resulting from Seller's termination of their employment on the Closing Date); (iii) vacation, holiday or other time off or pay in lieu thereof (other than time off or pay in lieu thereof earned in respect of the current year, or obligations to employees resulting from Seller's termination of their employment on the Closing Date); or (iv) any violation of any law, rule, regulation, standard or Contract relating to the payment of wages, fringe benefits, wage supplements or hours of work.

         SECTION 4.17 EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 4.17, neither Seller nor any Subsidiary now maintains, administers or contributes to, nor has within the past five years maintained, administered or contributed to, any pension, profit sharing, deferred compensation or other employee pension, health or welfare benefit plan or arrangement in any way relating to any current or former employee at, or the operations of, the Business. Without limiting the generality of Section 4.8, Seller and its Subsidiaries are in full compliance with all applicable laws, rules, regulations, standards and Contracts relating to pension, health or welfare benefit plans or arrangements in any way relating to any current or former employee at, or the operations of, the Business. Seller acknowledges and agrees that, except for Accrued Vacation: (a) neither the Assets nor the Assumed Liabilities include any such plan or arrangement, nor any rights or obligations in connection therewith; (b) any reporting, disclosure, funding or other obligation, whether arising by law or Contract, with respect to any such plan or arrangement will be and remain the sole responsibility of Seller; and (c) Buyer will not have any obligation whatsoever with respect thereto, either before or after the Closing Date.

         SECTION 4.18 ENVIRONMENTAL MATTERS.

                  (a) As used herein, the term "ENVIRONMENTAL LAWS OR REGULATIONS" means and includes regulatory programs involving: air emissions; liquid discharges to streams, ponds, ditches or other surface waters, ground waters, or publicly-owned treatment works; disposal of solid and/or hazardous wastes; marking, maintenance and/or removal of electrical equipment containing PCBs; manufacture and/or construction (including renovation) involving asbestos materials; activities in or adjacent to fresh water wetlands, flood hazard areas, coastal zone management areas and/or historic preservation areas; registration, operation, testing and/or removal or replacement of storage tanks for petroleum products and/or hazardous substances; or emergency, planning and community right-to-know laws, including submission of hazardous substance inventory information to federal, state or local authorities.

                  (b) Seller and its Subsidiaries are and have been in full compliance with all applicable Environmental Laws or Regulations, and all orders and directives of federal, state or local governments or governmental authorities relating to Environmental Laws or Regulations, in any way relating to or affecting the Business. Neither Seller nor any Subsidiary has ever disposed of hazardous or toxic substances, hazardous wastes or petroleum (collectively, "HAZARDOUS SUBSTANCES") on any of the premises on which the Business is or has been conducted and, to Seller's best knowledge, there has been no such disposal by any other Person, including any current or prior owner or operator of any of such premises. To Seller's best knowledge, there is no asbestos or asbestos-containing material in any premises on which the Business is or has been conducted.

                  (c) Except as set forth in Schedule 4.18: (i) to Seller's best knowledge, there are no underground Hazardous Substance storage tanks located on any premises on which the Business is conducted; (ii) neither Seller nor any Subsidiary has ever received any requests for information from federal, state or local agencies concerning the alleged disposal, spill or release of Hazardous Substances on any premises on which the Business is conducted; and (iii) neither Seller nor any Subsidiary has ever been or, to Seller's best knowledge, alleged to be, in any way relating to or affecting the Business, a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any corresponding state statute. From the date hereof through and including the Closing Date, Seller will immediately provide Buyer with a copy of any notice, citation, complaint or other directive from any Person whereby compliance by Seller, any Subsidiary or the Business with Environmental Laws or Regulations is called into question.

         SECTION 4.19 RELATED PARTY TRANSACTIONS. Except as set forth in Schedules 4.19 or 2.1(8), neither Seller nor any Subsidiary is, in any way relating to or affecting the Business or any Asset, indebted in any amount whatsoever to, nor is there, in any way relating to or affecting the Business or any Asset, any business relationship, whether under any Contract or otherwise, between Seller (or any Subsidiary) and any Related Party, nor is any Related Party indebted to Seller or any Subsidiary in any amount whatsoever in any way relating to or affecting the Business or any Asset. No Related Party has any interest in any competitor, supplier or customer of the Business, except for immaterial interests in publicly held companies. "RELATED PARTY" means any of Samuel T. Woodside, Ernest J. Vaile, Keith Rice or Loveton Equity Limited Partnership, any stockholder of Seller or of any of its Subsidiaries (other than BancBoston Capital), or any spouse, child or Affiliate of any of the foregoing.

         SECTION 4.20 PRODUCT WARRANTIES. Seller has heretofore delivered to Buyer copies of all forms of product warranties and guarantees utilized with respect to the products or services of the Business, and copies or summaries thereof comprise Schedule 4.20. There are no outstanding claims or liabilities outside of the ordinary course of business with respect to the products or services of the Business under any product warranty or guaranty or with respect to any product sold or service rendered by the Business.

         SECTION 4.21 BROKERS' AND FINDERS' FEES. Neither Seller nor any of Seller's stockholders, officers, directors, employees or agents has employed any broker or finder as to which Buyer would have any liability whatsoever for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         SECTION 4.22 CERTAIN DUE DILIGENCE MATTERS.

                  (a) Seller together with all of its Subsidiaries and other Affiliates, on a consolidated basis, had neither net sales nor total assets in the amount of $100,000,000 or more for the fiscal year ended October 31, 1996.

                  (b) Seller has heretofore permitted Buyer's representatives to conduct certain due diligence inspections of Seller's facilities located in Buffalo, New York, Baltimore, Maryland and Dayton, Ohio. Each of Seller's other facilities at which the Business is conducted or any of the Assets are located does not differ adversely, in any material respect, from such inspected facilities in terms of adequacy of space, fitness for intended use, condition of equipment, quality of Inventories, competency of employees, or procedures, policies, methods, instructions, training, databases, tooling, documentation or organization.

                  (c) Except as Seller may have heretofore specifically disclosed to Buyer in writing, Seller has not been informed by a third party that the consummation of the transactions contemplated hereby would result in:
(i) the loss of any significant customer of the Business; (ii) the loss of any significant vendor of the Business; or (iii) the refusal of any of the employees referred to in Section 8.1(i) to accept employment by Buyer.

                  (d) The only Affiliates of Seller who have a significant amount of knowledge with respect to the operations of the Business are Samuel
T. Woodside, Ernest J. Vaile, Keith Rice, Loveton Equity Limited Partnership and BancBoston Capital.

                  (e) Between the effective date thereof and the Closing Date, there will be no material adverse change, singly or in the aggregate, in: (i) the contents of the lease schedule portion (only) of Schedule 3.2(b) (Assumed Contracts) other than changes in the ordinary course of business having an aggregate value of less than $100,000; or (ii) the contents of Schedule 1.0 (Permitted Encumbrances) or Schedule 2.1(f) (Intellectual Property).

         SECTION 4.23 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty of Seller made in this Agreement or in any Schedule or Closing certificate furnished or to be furnished to Buyer by or on behalf of Seller, nor any information, written or oral, furnished to Buyer or to Lender in connection with their due diligence investigations of Seller and the Business (including the preliminary discussions between Buyer and Seller held on or after October 2,
1996), contains (or will when furnished contain) any untrue statement of a material fact, or omits (or will then omit) to state a material fact necessary in order to make the statement of facts made therein not misleading; provided, however, that the provisions of this Section 4.23 neither contemplate nor apply to any information, written or oral, pertaining to the operations or performance of the Business subsequent to Closing.

ARTICLE 5. BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

         SECTION 5.1 ORGANIZATION, STANDING AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to comply with the provisions hereof and to consummate the transactions contemplated hereby.

         SECTION 5.2 AUTHORITY FOR TRANSACTION. Buyer's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is valid and binding upon Buyer in accordance with its terms.

         SECTION 5.3 FINANCING. Buyer has heretofore obtained a written commitment from Lender to provide, on terms acceptable to Buyer, the cash portion of the Purchase Price, subject to the satisfaction of various conditions, including Lender's completion of its due diligence investigation of Seller and the Business with results satisfactory to Lender in its sole discretion.

         SECTION 5.4 NO CONFLICT. Neither the execution and delivery of this Agreement by Buyer, nor compliance by Buyer with any of the provisions hereof, nor the consummation of the transactions contemplated hereby will: (a) conflict with or result in a breach of any provision of Buyer's Articles of Incorporation or Code of Regulations; (b) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any Contract, Encumbrance or other instrument or obligation to which Buyer is a party or by which it or any of its properties or assets may be bound, except for certain credit agreements between Buyer and Lender; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets. Except for satisfactory completion of Lender's due diligence, as contemplated by Section 8.1(f), no consent, waiver or approval by, notice to or filing with any Person is required in connection with the execution and delivery of this Agreement by Buyer, compliance by Buyer with any of the provisions hereof or the consummation of the transactions contemplated hereby.

         SECTION 5.5 LEGAL PROCEEDINGS, ETC. There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or, to Buyer's best knowledge, threatened against or affecting Buyer or any of its assets which, if adversely determined, would adversely affect the ability of Buyer to consummate the transactions contemplated hereby.

         SECTION 5.6 BROKERS AND FINDERS. Neither Buyer nor any of its officers, directors, employees or agents has employed any broker or finder as to which Seller would have any liability whatsoever for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         SECTION 5.7 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty of Buyer made in this Agreement or in any Schedule or Closing certificate furnished or to be furnished to Seller by or on behalf of Buyer, contains (or will when furnished contain) any untrue statement of a material fact, or omits (or will then omit) to state a material fact necessary in order to make the statement of facts made therein not misleading.

ARTICLE 6. SELLER'S COVENANTS

         SECTION 6.1 INDEMNIFICATION.

                  (a) Subject to all of the provisions of this Section 6.1, Seller will be responsible for, and hereby indemnifies Buyer and hold it and its agents, successors and assigns harmless, from and after the Closing Date, from, against and in respect of:

                           (i) all Losses arising out of any liabilities,
                  obligations, claims against or Contracts of Seller or any of its Subsidiaries of any kind or nature whatsoever, at any time existing or asserted, whether or not accrued, whether fixed, contingent or otherwise, whether known or unknown, and whether or not recorded on the books and records of Seller, arising out of or by reason of this or any other transaction or event occurring prior or subsequent to the Closing Date, which are not Assumed Liabilities; and

                           (ii) all Losses arising out of (A) the use, operation
                  or maintenance of the Business or the Assets prior to the Closing Date which are not Assumed Liabilities (other than returns, warranties and allowances arising in the ordinary course of business), or (B) any act of commission or omission of Seller, its Subsidiaries, or their respective stockholders, employees, officers, agents or independent contractors prior to the Closing Date relating to the Business, the Assets or the transactions contemplated hereby; and

                           (iii) all Losses arising out of any failure or breach
                  of any representation or warranty, or any breach or nonfulfillment of any covenant or agreement, of Seller made in this Agreement; and

                           (iv) all Losses arising out of the parties'
                  non-compliance with any applicable laws of any state pertaining to "bulk transfers," including Article 6 of the Uniform Commercial Code as enacted in such state.

                  (b) Notwithstanding any other provision hereof to the contrary:

                           (i) no demand for indemnification may be asserted by
                  Buyer under Section 4.9 with respect to repairs (exclusive of preventative maintenance and calibration) of machinery and equipment comprising the Assets except to the extent that the aggregate amount of all of such indemnifiable Losses exceeds $150,000 (and then only in the amount of such excess);

                           (ii) no demand for indemnification may be asserted by
                  Buyer hereunder with respect to any other matter except to the extent that the aggregate amount of all of such indemnifiable Losses exceeds $100,000 (and then only in the amount of such excess);

                           (iii) in no event will the aggregate indemnification
                  obligation of Seller hereunder exceed $12,000,000;

                           (iv) in the case of (A) Losses arising out of any
                  federal, state or local law, rule, ordinance, order or regulation related to taxes, employee benefits or protection of the environment, or (B) Losses based on Seller's fraud, Seller will be obligated to provide indemnification only with respect to claims asserted by Buyer, as provided by Section 6.1(c), during the period of the applicable statute of limitations;

                           (v) in the case of all other Losses, Seller will be
                  obligated to provide indemnification only with respect to claims asserted by Buyer, as provided by Section 6.1(c), within two years following the Closing Date; and

                           (vi) neither a reduction of the Purchase Price under
                  Section 2.5(d), nor the provisions of Section 9.3, will affect Buyer's rights to indemnification under this Section 6.1, except that Buyer will not be indemnified for a Loss to the extent that there was a reduction of the Purchase Price with respect to the same Loss.

                  (c) Buyer will promptly give Seller notice of any claim for indemnification under this Section 6.1, which notice will specify in reasonable detail the nature of the claim, the basis for indemnification and the amount and nature of the Losses for which indemnification is sought. If Buyer's claim for indemnification relates to a claim made against Buyer by a third party, Buyer will give Seller such notice within 20 days after the formal assertion of the third-party claim against Buyer. Within 20 days after receipt of either such notice, Seller will: (i) pay the Losses specified in the notice; or (ii) notify Buyer that it disputes Buyer's claim for indemnification; or (iii) in the case of a third-party claim (and after notice to Buyer), assume and control the defense of the claim at Seller's expense and through counsel of its choice reasonably satisfactory to Buyer. If Seller fails so to undertake the defense of a third-party claim, Buyer will then be entitled, at its option, to assume and control the defense of such third-party claim at its expense and through counsel of its choice. In such event, if it is finally determined that Seller failed to assume the defense of a third-party claim for which it is obligated hereunder, the expense of defending such third-party claim will be borne by Seller. If Seller or Buyer undertakes, as herein provided, the defense of a third-party claim, the other party will cooperate with the defending party in such defense and will make available to the defending party all pertinent records, materials and information in its possession or under its control relating thereto as is reasonably requested by the defending party. No third-party claim that is being defended, as herein provided, in good faith by one party will be settled by other party without the consent of the defending party. Seller will be subrogated to any and all defenses, claims and setoffs which Buyer asserted or could have asserted against the third party making a claim, and Buyer will execute and deliver to Seller such documents as may be reasonably necessary to establish by way of subrogation the ability and right of Seller to assert such defenses, claims and setoffs. Payment of Losses will be made within 30 days after final determination of a claim for indemnification.

                  (d) Losses indemnifiable under this Section 6.1 do not include any amounts recovered from any insurance carrier, surety or third-party obligor, or the cost of maintaining any insurance or surety policies, and no right of subrogation against Seller, as an indemnifying party, will accrue hereunder to or for the benefit of any insurance carrier, surety or third party. Buyer will submit in a timely manner to any applicable insurance carrier, surety or third party obligor all claims for Buyer's indemnifiable Losses for which such entity has liability.

                  (e) If Buyer asserts a claim for indemnification within one year following the Closing Date, such claim may be satisfied, as provided by the Escrow Agreement, out of the Long-Term Escrow Account.

         SECTION 6.2 AFFIRMATIVE COVENANTS OF SELLER PRIOR TO CLOSING. During the period from the date hereof to the Closing Date, Seller will: (a) afford representatives of Buyer free access during reasonable business hours to Seller's and its Subsidiaries' offices, buildings, equipment, records, files, books of account and tax returns in any way relating to or affecting the Business or any Asset, furnish Buyer with all information concerning the Business as Buyer may reasonably request, and permit representatives of Buyer to make extracts from and copies of all agreements, tax returns, appraisals, reports, records, books of account and files in any way relating to or affecting the Business or any Asset; (b) conduct the Business and its operations in the same manner in which the same have heretofore been conducted, and maintain its books of account in any way relating to or affecting the Business or any Asset in the same manner as heretofore maintained; (c) use its best and commercially reasonable efforts to maintain and preserve the Business intact and preserve Seller's relationships with the Business's customers, vendors, employees and others having business relations with Seller so that the Business will be unimpaired on the Closing Date; (d) use its best and commercially reasonable efforts to maintain each Assumed Contract in full force and effect in accordance with its terms; (e) promptly notify Buyer orally and in writing of any change in the Business, or in the results of operations, financial condition, assets, liabilities or prospects of Seller or its Subsidiaries in any way relating to or affecting the Business, which may be materially adverse, either singly or in the aggregate, to the Business or the Assets; and (f) as soon as practicable after the date hereof, afford Buyer access to Seller's various Business premises and permit Buyer to install therein telecommunications, data transmission and related equipment, at Buyer's sole expense (including prompt repairs of any damage to such premises) and without unreasonable disruption to Seller's business operations.

         SECTION 6.3 NEGATIVE COVENANTS OF SELLER PRIOR TO CLOSING. Except as disclosed in Schedule 6.3, during the period from the date hereof to the Closing Date, neither Seller nor any Subsidiary will, in any way relating to the Business or any Asset (unless Buyer has given its prior written consent thereto): (a) create, assume or permit to exist any Encumbrance, other than a Permitted Encumbrance, on any Asset; (b) sell, lease or otherwise transfer any asset related to the Business having a value, singly or in the aggregate, in excess of $100,000; (c) cancel any of its rights or claims, other than in the ordinary course of business for fair and adequate consideration in money or money's worth; (d) sell, assign or transfer any patent, trademark, trade name, copyright or other intangible Asset; (e) incur any other liability or obligation, whether absolute or contingent, other than current liabilities incurred in the ordinary course of business; (f) pay, prepay or discharge any liability or obligation except as required pursuant to the terms thereof; (g) lose, surrender or have revoked or limited any license, permit or other right granted by any governmental authority to operate the Business or any Asset; (h) enter into any Contract not in the ordinary course of business, or cancel, modify adversely, assign, encumber or in any way discharge or terminate (other than by performance) any Contract; (i) allow to occur or exist any event of default under any Contract to which it is a party; (j) make any loan or advance, acquire any Accounts Receivable or otherwise extend any credit, except to customers in the ordinary course of business pursuant to established credit policies, or acquire the securities or obligations of any Person; (k) write off or increase the amount of reserves against any Accounts Receivable or Inventories; (l) make any capital expenditure or any commitment therefor; (m) pay or accrue out of the revenues or profits of the Business any bonuses, benefits or other compensation not payable in the ordinary course of business and established by past practices; (n) make any material change in the rate of compensation or benefits payable or to become payable by Seller or any Subsidiary to any of its stockholders, directors, officers, employees or agents or in the formula for determining any such compensation or benefits, or enter into or amend in any material respect any Contract providing for compensation or benefits; (o) make any commitment (through negotiations or otherwise) or incur any liability to any labor organization; (p) fail to carry insurance in adequate amounts; (q) alter or revise any of its accounting principles, procedures, methods or practices; or
(r) agree to do any of the things described in this Section 6.3.

         SECTION 6.4 EMPLOYEES OF SELLER.

                  (a) Immediately prior to the Closing Date, Seller and its Subsidiaries will terminate the employment of each individual who is then an employee of Seller or any Subsidiary with respect to the Business, and Seller will make such individuals available for employment by Buyer on or after the Closing Date. Buyer will have no obligation whatsoever to employ any employee or former employee of Seller or any Subsidiary, but may do so at its sole discretion and upon such terms and conditions as Buyer solely determines.

                  (b) Except for Accrued Vacation due to any former employee of Seller or any Subsidiary whom Buyer hires on or after the Closing Date, Seller will pay all compensation due all employees with respect to the Business through the Closing Date. Seller will be solely obligated and liable for all severance, retirement pay and other obligations (if any) which may be required to be paid, under any law, regulation, employee benefit plan or Contract, to any employee or former employee of Seller or any Subsidiary who is not hired by Buyer, or as a result of the execution of this Agreement, the parties' performance of its terms, or the consummation of the transactions contemplated hereby. To the extent that Buyer hires any former employee of Seller within 90 days after the Closing Date, Buyer will refund to Seller all severance and vacation pay paid by Seller to such employee.

                  (c) Seller will provide notices to those employees and qualified beneficiaries entitled to group health plan continuation coverage under the Consolidated Omnibus

Budget Reconciliation Act of 1985 ("COBRA") as a result of any termination of employment of any employee of Seller or any Subsidiary on or before the Closing Date, and will otherwise comply with all applicable COBRA health plan continuation requirements with respect to such employees and qualified beneficiaries. Buyer will have no obligation whatsoever with respect to any COBRA coverage claims arising with respect to any such termination of employment.

                  (d) Nothing contained in this Section 6.4 will limit Buyer's management prerogatives with respect to any employee whom Buyer hires on or after the Closing Date, nor create a right of employment or continued employment in any Person, nor create any right of action by any employee, any group of employees or any other third party, either jointly or severally.

         SECTION 6.5 NOTICES TO AND CONSENTS OF THIRD PARTIES. Seller will in a timely fashion give all notices to and make all filings with all governmental authorities and other Persons required to be given or made by Seller or any Subsidiary under any license, authorization, Contract or other instrument or otherwise in connection with the transactions contemplated by this Agreement. Seller will use its best efforts to obtain, as soon as practicable after the date hereof but in any event prior to the Closing Date, all written consents or waivers of all governmental authorities and other Persons required to be obtained by Seller or any Subsidiary under any license, authorization, Contract or other instrument or otherwise in connection with the transactions contemplated by this Agreement, including the assignment to Buyer of each Assumed Contract, and to assist Buyer in obtaining the consents and waivers referred to in Section 7.2.

         SECTION 6.6 RISK OF LOSS. Seller will bear all risk of loss, destruction or damage to any of the Assets occurring prior to Closing, whether due to fire, accident or other casualty, willful act, condemnation, riot, act of God or otherwise, and Buyer will have no responsibility with respect thereto.

         SECTION 6.7 OTHER PROPOSALS. Seller will not, nor will it permit any of its stockholders, directors or officers, nor authorize any of its employees or agents to, directly or indirectly solicit or entertain any inquiries or proposals or participate in any discussions, negotiations or agreements relating to the merger or consolidation of Seller with, or the acquisition of any of Seller's voting securities by, or the direct or indirect acquisition or disposition of the Business, or a significant amount of the assets of Seller and/or its Subsidiaries otherwise than in the ordinary course of business, to or from, any Person other than Buyer, or provide any assistance or any information to or otherwise cooperate with any Person in connection therewith. Seller will promptly disclose to Buyer any such inquiry or proposal which it may receive.

         SECTION 6.8 NON-DISCLOSURE AND NON-COMPETITION. Seller acknowledges that Buyer and Seller are engaged in a highly competitive industry, that Seller has knowledge of the operations of the Business, and that details of the operations of the Business constitute valuable confidential information, the disclosure of which to a competitor would diminish the value of the Assets being purchased hereunder. Seller further acknowledges that the usual and natural territory of the Business is and has been those customers worldwide who pur-chase or maintain electronic calibration instrumentation or meter modifications, and that the value of the Assets being purchased hereunder would be seriously diminished if Seller were to compete with Buyer in such territory. Therefore, Seller covenants that:

                  (a) Seller will not, directly or indirectly, at any time disclose any information concerning the customers, vendors, suppliers, price lists, catalogs, products, operations, procedures, sales techniques or other information of Seller or its Subsidiaries related to the Business or the Assets to any Person not specifically authorized in writing by Buyer to have such information;

                  (b) for a period of three years from and after the Closing Date, Seller will not, directly or indirectly, solicit in any manner the Business of any Person which is a customer of the Business on the date hereof or the Closing Date;

                  (c) for a period of three years from and after the Closing Date, Seller will not, directly or indirectly, compete with Buyer with respect to the Business or become an interested party, as stockholder, director, employee, partner, investor or otherwise, in any Person which competes with Buyer with respect to the Business within the territory described in this Section 6.8, for any purpose competitive with the Business; and

                  (d) for a period of one year from and after the Closing Date, Seller will not, directly or indirectly, solicit for employment or hire any employee of Buyer; provided, however, that Seller will not be prevented from employing any such person who contacts Seller on his or her own initiative without any direct or indirect solicitation by or encouragement from Seller.

Seller acknowledges that the foregoing restrictive covenants are necessary to preserve the value of the Assets being purchased hereunder, are essential elements of this Agreement and are reasonable notwithstanding the expense or hardship they may impose on Seller, and Seller agrees that it has received fair and adequate consideration for making such restrictive covenants. Seller agrees that if any of the provisions of this Section 6.8 are or become unenforceable, the remainder of this Section 6.8 will nevertheless remain binding to the fullest extent possible, taking into consideration the purposes and spirit of hereof. Seller will use its best efforts to obtain and deliver to Buyer at Closing Non-Disclosure and Non-Competition Agreements, in substantially the form of this Section 6.8, duly executed by each of Samuel T. Woodside, Ernest J. Vaile, Keith Rice and Loveton Equity Limited Partnership.

ARTICLE 7. BUYER'S COVENANTS

         SECTION 7.1 INDEMNIFICATION.

                  (a) Subject to all of the provisions of this Section 7.1, Buyer will be responsible for, and hereby indemnifies Seller and holds it and its agents, successors and assigns harmless, from and after the Closing Date, from, against and in respect of:

                           (i) all Losses arising out of the Assumed
                  Liabilities; and

                           (ii) all Losses arising out of (A) the use, operation
                  or maintenance of the Business or the Assets from and after the Closing Date (except to the extent, if any, that such Losses relate to Seller's ownership or operation of the Business or the Assets prior to the Closing Date), or (B) any act of commission or omission of Buyer or of its employees, officers, agents or independent contractors prior to the Closing Date relating to the transactions contemplated hereby; and

                           (iii) all Losses arising out of any failure or breach
                  of any representation or warranty, or any breach or nonfulfillment of any covenant or agreement, of Buyer made in this Agreement.

                  (b) Notwithstanding any other provision hereof to the contrary:

                           (i) no demand for indemnification may be asserted by
                  Seller hereunder except to the extent that the aggregate amount of all of Seller's indemnifiable Losses exceeds $100,000 (and then only in the amount of such excess);

                           (ii) in no event will the aggregate indemnification
                  obligation of Buyer hereunder exceed $12,000,000;

                           (iii) in the case of (A) Losses arising out of any
                  federal, state or local law, rule, ordinance, order or regulation related to taxes, employee benefits or protection of the environment, or (B) Losses based on Buyer's fraud, Buyer will be obligated to provide indemnification only with respect to claims asserted by Seller, as provided by Section 7.1(c), during the period of the applicable statute of limitations;

                           (iv) in the case of all other Losses, Buyer will be
                  obligated to provide indemnification only with respect to claims asserted by Seller, as provided by Section 7.1(c), within two years following the Closing Date; and

                           (v) neither an increase of the Purchase Price under
                  Section 2.5(d), nor the provisions of Section 9.3, will affect Seller's rights to indemnification under this Section 7.1, except that Seller will not be indemnified for a Loss to the extent that there was an increase of the Purchase Price with respect to the same Loss.

                  (c) Seller will promptly give Buyer notice of any claim for indemnification under this Section 7.1, which notice will specify in reasonable detail the nature of the claim, the basis for indemnification and the amount and nature of the Losses for which indemnification is sought. If Seller's claim for indemnification relates to a claim made against Seller by a third party, Seller will give Buyer such notice within 20 days after the formal assertion of the third-party claim against Seller. Within 20 days after receipt of either such notice, Buyer will: (i) pay the Losses specified in the notice; or (ii) notify Seller that it disputes Seller's claim for indemnification; or (iii) in the case of a third-party claim (and after notice to

Seller), assume and control the defense of the claim at Buyer's expense and through counsel of its choice reasonably satisfactory to Seller. If Buyer fails so to undertake the defense of a third-party claim, Seller will then be entitled, at its option, to assume and control the defense of such third-party claim at its expense and through counsel of its choice. In such event, if it is finally determined that Buyer failed to assume the defense of a third-party claim for which it is obligated hereunder, the expense of defending such third-party claim will be borne by Buyer. If Buyer or Seller undertakes, as herein provided, the defense of a third-party claim, the other party will cooperate with the defending party in such defense and will make available to the defending party all pertinent records, materials and information in its possession or under its control relating thereto as is reasonably requested by the defending party. No third-party claim that is being defended, as herein provided, in good faith by one party will be settled by other party without the consent of the defending party. Buyer will be subrogated to any and all defenses, claims and setoffs which Seller asserted or could have asserted against the third party making a claim, and Seller will execute and deliver to Buyer such documents as may be reasonably necessary to establish by way of subrogation the ability and right of Buyer to assert such defenses, claims and setoffs. Payment of Losses will be made within 30 days after final determination of a claim for indemnification.

                  (d) Losses indemnifiable under this Section 7.1 do not include any amounts recovered from any insurance carrier, surety or third-party obligor, or the cost of maintaining any insurance or surety policies, and no right of subrogation against Buyer, as an indemnifying party, will accrue hereunder to or for the benefit of any insurance carrier, surety or third party. Seller will submit in a timely manner to any applicable insurance carrier, surety or third party obligor all claims for Seller's indemnifiable Losses for which such entity has liability.

         SECTION 7.2 NOTICES TO AND CONSENTS OF THIRD PARTIES. Buyer will in a timely fashion give all notices to and make all filings with all governmental authorities and other Persons required to be given or made by Buyer under any license, authorization, Contract or other instrument or otherwise in connection with consummation of the transactions contemplated by this Agreement. Buyer will use its best efforts to obtain, as soon as practicable after the date hereof but in any event prior to the Closing Date, all written consents or waivers of all governmental authorities and other Persons required to be obtained by Buyer under any license, authorization, Contract or other instrument or otherwise in connection with consummation of the transactions contemplated by this Agreement, and to assist Seller in obtaining the consents and waivers referred to in
Section 6.5.

         SECTION 7.3 DUE DILIGENCE. Buyer will use its best efforts to conduct and complete, and to cause Lender to conduct and complete, their respective due diligence investigations of Seller and the Business as soon as reasonably practicable after the date hereof.

         SECTION 7.4 NO SOLICITATION. For a period of one year from the date hereof, Buyer will not, directly or indirectly, solicit for employment or hire any employee of Seller; provided, however, that Buyer will not be prevented from
(a) employing any such person who contacts Buyer on his or her own initiative without any direct or indirect solicitation by or encouragement from Buyer, or
(b) soliciting or hiring one or more of Seller's former employees as contemplated by Section 6.4(a).

         SECTION 7.5 EMPLOYEES. On or before March 31, 1997, Buyer will provide to Seller, for purposes of Seller's preparation of Schedule 3.2(c), a list of Seller's employees or former employees to whom Buyer intends to offer employment as contemplated by Section 6.4(a).

         SECTION 7.6 CERTAIN VENDOR RELATIONSHIP. Buyer acknowledges that the existing vendor relationship between Seller and HP may not be assigned to Buyer pursuant to this Agreement, despite Seller's good faith efforts. In the event that such relationship is not so assigned, the Contracts between Seller and HP will not be Assumed Contracts, the assignment of which would otherwise be a condition to Buyer's obligations hereunder.

         SECTION 7.7 BUYER'S KNOWLEDGE OF CERTAIN MATTERS. If prior to Closing Buyer becomes aware of a failure or breach of any of the representations or warranties contained in Section 4.23 which relate to oral information furnished by Seller, Buyer will notify Seller thereof to the end that Seller may correct the substance of the same prior to Closing; provided, however, that Buyer will not be deemed to have thereby waived any such failure or breach to the extent that the same is not corrected by Seller prior to Closing.

ARTICLE 8. CONDITIONS TO PARTIES' OBLIGATIONS

         SECTION 8.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer to complete the transactions provided for herein will be subject, at its election, to satisfaction on or before the Closing Date of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES: all representations and warranties of Seller contained in this Agreement, and all information contained in each Schedule, will be true and correct (and, in the case of any Schedule, complete) in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except as may be otherwise provided in this Agreement), and Buyer will have received a certificate to that effect, dated the Closing Date, signed by the chief executive officer and the chief financial officer of Seller;

                  (b) PRE-CLOSING OBLIGATIONS: Seller will have performed all obligations required to be performed by it hereunder, the performance of which has not been waived by Buyer, and Buyer will have received a certificate to that effect, dated the Closing Date, signed by the chief executive officer and the chief financial officer of Seller;

                  (c) DUE AUTHORIZATION: Seller's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action on the part of Seller, and Buyer will have received a duly certified copy of all actions taken by Seller's Board of Directors and stockholders effecting the same;

                  (c) SELLER'S CONSENTS, ETC.: all notices, filings, consents, waivers and approvals set forth in Schedule 4.3 will have been given, made or obtained, as the case may be, by Seller, and Buyer will have received a true copy of each thereof;

                  (e) BUYER'S CONSENTS, ETC.: all notices, filings, consents, waivers and approvals set forth in Section 5.4 will have been given, made or obtained, as the case may be, by Buyer;

                  (f) LENDER'S DUE DILIGENCE: Lender will have completed its due diligence investigation of Seller and the Business with results satisfactory to Lender in its sole discretion;

                  (g) BUYER'S DUE DILIGENCE: Buyer will have completed its due diligence investigation of Seller and the Business and, as a result thereof, there is no material adverse change of any material fact from that heretofore represented, whether orally or in writing, to Buyer by Seller;

                  (h) FAIRNESS OPINION: Buyer will have received a written opinion of a firm of investment bankers satisfactory to Buyer's Board of Directors that the Purchase Price is fair to Buyer from a financial point of view;

                  (i) KEY EMPLOYEES: each of Keith Hadley, Stewart Hopkins and Robert Doggett will have agreed to be hired by Buyer on the Closing Date in a position and at compensation comparable to that provided him by Seller immediately prior to the Closing Date;

                  (j) NO BAR: there will not be in effect any judgment, decree or order of, or position taken by, any court or administrative body of competent jurisdiction, nor will there have been any action, suit, proceeding or known investigation instituted or threatened, nor will any law or regulation have been enacted or any action taken thereunder, which would, in Buyer's reasonable judgment, restrain or prohibit, make illegal, or subject Buyer to material damage as a result of, the consummation of the transactions contemplated hereby;

                  (k) FURTHER CLOSING DOCUMENTS: Seller will have delivered to Buyer the following documents and instruments:

                           (i) the Sublease, duly executed by Seller;

                           (ii) the Escrow Agreement, duly executed by Seller
                  and by the Escrow Agent;

                           (iii) Non-Disclosure and Non-Competition Agreements,
                  in substantially the form of Section 6.8, duly executed by each of Samuel T. Woodside, Ernest J. Vaile and Loveton Equity Limited Partnership;

                           (iv) a copy of the Certificate of Incorporation of
                  Seller and of all amendments thereto, certified as of a date reasonably proximate to the Closing Date by the Secretary of State of Maryland;

                           (v) certificates of the Secretary of State of
                  Maryland, and of each jurisdiction listed in Schedule 4.1, each attesting to the good standing of Seller or either Business Subsidiary in such jurisdiction as of a date reasonably proximate to the Closing Date;

                           (vi) bills of sale, articles of transfer, assignments
                  and other instruments of transfer and conveyance, in form reasonably satisfactory to counsel to Buyer, each duly executed by Seller (or, in the case of the Canadian Assets, by E.I.L. Canada), transferring to Buyer (or, in the case of the Canadian Assets, to Transmation Canada) good title to each item comprising the Assets;

                           (vii) unless delivery thereof is delayed as
                  contemplated by Section 2.2(c), one or more stock certificates representing all of the outstanding capital stock of the Maquiladora, together with duly executed stock powers, assignments and/or other instruments of transfer or documentation, transferring to Buyer good title to such stock;

                           (viii) an assignment, in form reasonably satisfactory
                  to counsel to Buyer, duly executed by Seller or either Business Subsidiary, as the case may be, and by any necessary contracting party, of each Assumed Contract (other than those Assumed Contracts so indicated in Schedule 3.2(b));

                           (ix) an estoppel certificate, in form reasonably
                  satisfactory to counsel to Buyer, duly executed by the lessor of each lease listed in Schedule 3.2(b), stating that as of the Closing Date, Seller is not in default under such lease; and

                           (x) a personal property search, in form reasonably
                  satisfactory to counsel to Buyer, made by a search agency acceptable to Buyer, indicating that as of the Closing Date there are no Encumbrances or judgments of record against Seller in any way relating to or affecting the Business or any Asset, except for Permitted Encumbrances;

                  (l) POSSESSION: Seller will have delivered to Buyer actual possession of the Assets;

                  (m) OPINION OF COUNSEL: Buyer will have received an opinion addressed to Buyer, dated the Closing Date, of Venable, Baetjer and Howard, LLP, counsel to Seller, substantially in the form of Exhibit C; and

                  (n) OTHER MATTERS: Buyer will have received such other instruments and documents as will have been reasonably requested by counsel to Buyer on or before the Closing Date.

         SECTION 8.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller to complete the transactions provided for herein will be subject, at its election, to satisfaction on or before the Closing Date of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES: all representations and warranties of Buyer contained in this Agreement will be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except as may be otherwise provided in this Agreement), and Seller will have received a certificate to that effect, dated the Closing Date, signed by the chief executive officer of Buyer;

                  (b) PRE-CLOSING OBLIGATIONS: Buyer will have performed all obligations required to be performed by it hereunder, the performance of which has not been waived by Seller, and Seller will have received a certificate to that effect, dated the Closing Date, signed by the chief executive officer of Buyer;

                  (c) DUE AUTHORIZATION: Buyer's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action on the part of Buyer, and Seller will have received a duly certified copy of all actions taken by Buyer's Board of Directors effecting the same;

                  (d) SELLER'S CONSENTS, ETC.: all notices, filings, consents, waivers and approvals set forth in Schedule 4.3 will have been given, made or obtained, as the case may be, by Seller;

                  (e) BUYER'S CONSENTS, ETC.: all notices, filings, consents, waivers and approvals set forth in Section 5.4 will have been given, made or obtained, as the case may be, by Buyer, and Seller will have received a true copy of each thereof;

                  (f) NO BAR: there will not be in effect any judgment, decree or order of, or position taken by, any court or administrative body of competent jurisdiction, nor will there have been any action, suit, proceeding or known investigation instituted or threatened, nor will any law or regulation have been enacted or any action taken thereunder, which would, in Seller's reasonable judgment, restrain or prohibit, make illegal, or subject Seller to material damage as a result of, the consummation of the transactions contemplated hereby;

                  (g) FURTHER CLOSING DOCUMENTS: Buyer will have delivered to Seller the following documents and instruments:

                           (i) the Sublease, duly executed by Buyer;

                           (ii) the Escrow Agreement, duly executed by Buyer and
                  by the Escrow Agent;

                           (iii) a copy of the Articles of Incorporation of
                  Buyer and of all amendments thereto, certified as of a date reasonably proximate to the Closing Date by the Secretary of State of Ohio;

                           (iv) a certificate of the Secretary of State of Ohio,
                  attesting to the good standing of Buyer in Ohio as of a date reasonably proximate to the Closing Date;

                           (v) the cash portions of the Purchase Price, payable
                  to Seller and to the Escrow Agent as provided by Section 2.4; and

                           (vi) an instrument of assumption of the Assumed
                  Liabilities, in form reasonably satisfactory to counsel to Seller, duly executed by Buyer;

                  (h) OPINION OF COUNSEL: Seller will have received an opinion addressed to Seller, dated the Closing Date, of Harter, Secrest & Emery, counsel to Buyer, substantially in the form of Exhibit D; and

                  (i) OTHER MATTERS: Seller will have received such other instruments and documents as will have been reasonably requested by counsel to Seller on or before the Closing Date.

ARTICLE 9. CLOSING

         SECTION 9.1 CLOSING. Closing will take place at the offices of Harter, Secrest & Emery, 700 Midtown Tower, Rochester, New York 14604-2070, at 11:00 a.m., local time, on April 4, 1997, or at such other time and place as the parties may agree (the "CLOSING DATE"). The parties agree that they will take such actions, including if necessary the delivery of documents in escrow, in order to facilitate completion on the Closing Date of all of the transactions contemplated hereby.

         SECTION 9.2 FAILURE TO CLOSE; TERMINATION. This Agreement may be terminated at any time prior to Closing, as follows:

                  (a) by the mutual consent of Buyer and Seller; or

                  (b) by Buyer, upon notice to Seller, if (without any breach by Buyer of any of its obligations hereunder) compliance with any condition set forth in Section 8.1 becomes impossible, and such failure of compliance is not waived by Buyer; or

                  (c) by Seller, upon notice to Buyer, if (without any breach by Seller of any of its obligations hereunder) compliance with any condition set forth in Section 8.2 becomes impossible, and such failure of compliance is not waived by Seller; or

                  (d) by Buyer, upon notice to Seller, if between the date hereof and the Closing Date: (i) there has occurred (or been discovered) any event, condition or change in the operations of the Business, or in the financial condition, assets, liabilities (contingent or otherwise) or income of Seller in any way relating to or affecting the Business (other than with respect to HP), or any damage, destruction or loss, whether or not covered by insurance, that adversely impairs the use or value of the Business or any Asset; and
         (ii) the reasonably anticipated aggregate ongoing effect of such events, conditions and changes on the operations and financial condition of Buyer subsequent to Closing exceeds $1,500,000 (or, in the reasonable opinion of Buyer, any of such events, conditions and changes is not susceptible of correction); or

                  (e) by Buyer or by Seller, upon notice to the other, at any time after April 30, 1997 (the "EXPIRATION DATE").

In the event of any termination as provided by this Section 9.2, this Agreement will thereupon become void and of no effect, without any liability on the part of either party to the other, except as otherwise provided by Section 9.3.

         SECTION 9.3 DAMAGES IN CERTAIN CASES.

                  (a) In the event that prior to the Expiration Date this Agreement is terminated by Buyer, or Buyer otherwise fails to proceed to Closing, for any of the following reasons, then Buyer will have no liability or obligation to Seller under this Agreement:

                           (i) Seller does not receive the due authorization
                  contemplated by Section 8.1(c);

                           (ii) Seller does not give, make or obtain, as the
                  case may be, the notices and consents contemplated by Section 8.1(d);

                           (iii) Buyer does not secure the employment of any of
                  the persons contemplated by Section 8.1(i);

                           (iv) any event contemplated by Section 8.1(j) occurs;

                           (v) Seller has not provided one or more of the
                  documents or instruments contemplated by subsections (i),
                  (ii), (iii) or (vi) of Section 8.1(k);

                           (vi) Seller has not delivered to Buyer actual
                  possession of the Assets, as contemplated by Section 8.1(l);
                  or

                           (vii) any one or more of the following events occur
                  and the reasonably anticipated aggregate ongoing effect of any or all thereof, singly or in the aggregate, on the operations and financial condition of Buyer subsequent to Closing equals or exceeds $1,500,000:

                                    (A) any one or more representations or
                           warranties of Seller contained in this Agreement, or any information contained in any Schedule, is not true and correct (or, in the case of any Schedule, complete) in any respect as of the date hereof and as of the Closing Date, or there is an adverse change, between the date of original delivery thereof and the Closing Date, in the contents of any Schedule, all as contemplated by Section 8.1(a);

                                    (B) Seller has not performed all obligations
                           required to be performed by it hereunder prior to Closing, as contemplated by Sec- tion 8.1(b);

                                    (C) Seller has not provided one or more of
                           the documents or instruments contemplated by subsections (iv), (v), (vii), (viii), (ix) or (x) of
                           Section 8.1(k), or by Sections 8.1(m) or 8.1(n); or

                                    (D) there has occurred (or been discovered)
                           any event, condition or change in the operations of the Business, or in the financial condition, assets, liabilities (contingent or otherwise) or income of Seller in any way relating to or affecting the Business (other than with respect to HP), or any damage, destruction or loss, whether or not covered by insurance, that adversely impairs the use or value of the Business or any Asset, as contemplated by
                           Section 9.2(d).

                  (b) In the event that prior to the Expiration Date this Agreement is terminated by Buyer, or Buyer otherwise fails to proceed to Closing, by reason of the occurrence of any one or more of the events described in Section 9.3(a)(vii), but the reasonably anticipated aggregate ongoing effect of any or all thereof, singly or in the aggregate, on the operations and financial condition of Buyer subsequent to Closing does not exceed $1,500,000, then Buyer will, within five business days, pay to Seller, as liquidated damages and not as a penalty, the amount of $500,000.

                  (c) In the event that prior to the Expiration Date this Agreement is terminated by Buyer, or Buyer otherwise fails to proceed to Closing, for any reason not provided by Section 9.3(a), then Buyer will, within five business days, pay to Seller, as liquidated damages and not as a penalty, the amount of $500,000.

                  (d) In the event that prior to the Expiration Date this Agreement is terminated by Buyer for the following reason, then Seller will, within five business days, pay to Buyer, as liquidated damages and not as a penalty, the lesser of (i) the Expense Amount or (ii) $500,000: any one or more of the events described in Section 9.3(a)(vii) occur and the reasonably anticipated aggregate ongoing effect of any or all thereof, singly or in the aggregate, on the operations and financial condition of Buyer subsequent to Closing equals or exceeds $1,500,000.

                  (e) In the event that prior to the Expiration Date this Agreement is terminated by Seller, or Seller otherwise fails to proceed to Closing, and Buyer is then ready, willing and able to consummate the transactions contemplated hereby in accordance with all of the terms of this Agreement, then Seller will, within five business days, pay to Buyer, as liquidated damages and not as a penalty, the lesser of (i) the Expense Amount or
(ii) $500,000.

                  (f) In the event that: (i) this Agreement is terminated by Seller, or Seller otherwise fails to proceed to Closing, either prior or subsequent to the Expiration Date; and (ii) Buyer is then ready, willing and able to consummate the transactions contemplated hereby in accordance with the terms of this Agreement; and (iii) within one year thereafter Seller directly or indirectly disposes of a substantial portion of the Business to a party other than Buyer; then Seller will, within five business days, pay to Buyer, as liquidated damages and not as a penalty, the amount of $500,000 (less the amount (if any) already paid to Buyer pursuant to Section 9.3(e)).

                  (g) Except as expressly contemplated by Section 9.3(f), neither party will be obligated to the other for damages under the provisions of more than one of the foregoing subsections of this Section 9.3.

                  (h) "EXPENSE AMOUNT" means the sum of all actual and receipted: (i) reasonable costs, fees and expenses charged to Buyer by consultants, attorneys, accountants and other third parties in connection with the transactions contemplated hereby (exclusive of Buyer's internal and employee costs and expenses); (ii) bank fees, bank commissions, bank expenses and bank charges of any kind or nature paid directly by Buyer in connection with the transactions contemplated hereby, up to an aggregate of $50,000; and (iii) cancellation or termination fees directly attributable to capital expenditures made by Buyer directly in connection with the transactions contemplated hereby, with respect to each such capital expenditure, in an amount up to 25 percent of the contract price when actually paid by Buyer and the underlying contract is terminated without recourse, and with respect to all such cancellation fees, in amounts up to an aggregate of $75,000 when actually paid by Buyer and the underlying contracts are terminated without recourse.

         SECTION 9.4 RESOLUTION OF DISPUTES. If there is any disagreement between Buyer and Seller concerning the application of any of the provisions of Sections 9.2(d) or 9.3 to a particular set of facts, then Buyer and Seller will each use its best efforts to resolve such disagreement promptly by mutual agreement, and any such mutually agreed resolution will be final and binding upon the parties for all purposes. Failing such mutually agreed resolution within 20 calendar days, such disagreement may, on demand of either party, be referred to binding arbitration in the City of Rochester, New York. Buyer and Seller will attempt to agree on the appointment of a single arbitrator. If they are unable to agree, a panel of three arbitrators will be appointed: one arbitrator will be appointed by Buyer, one will be appointed by Seller, and one will be appointed by the two so appointed. The determination in writing of such arbitrator(s), signed by at least two of them (if there be more than one), will be final and binding on the parties. Such determination will be made as soon as practicable after the reference of the claim to arbitration. The arbitrators will be governed by the Commercial Arbitration Rules of the American Arbitration Association then in effect, and they will have full power to make such regulations and to give such orders and directions in all respects as they deem expedient, as well as in respect of the claims and differences referred to them, and the mode and times of executing and performing any of the acts or things which may be awarded or directed to be done. All fees and expenses of such arbitration will be borne by the non-prevailing party or, in the event that each party prevails on some of the issues in dispute, will be shared proportionately, as determined by the arbitrators.

ARTICLE 10. FURTHER COVENANTS

         SECTION 10.1 TAXES ON TRANSACTION. All sales or use taxes and all transfer taxes payable by reason of the sale and transfer of any of the Assets hereunder, to the extent of 50 percent of such taxes levied on Seller's net book value on the Closing Date of the fixed assets comprising the Assets, will be paid by Seller. All other such sales, use and transfer taxes will be paid by Buyer.

         SECTION 10.2 EXPENSES OF THE PARTIES. Except as otherwise expressly provided in this Agreement, all expenses involved in the preparation, negotiation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants, will be borne solely by the party which has incurred the same, and the other party will have no responsibility with respect thereto.

         SECTION 10.3 CONFIDENTIALITY. Except for (a) necessary disclosure to such party's directors, officers, employees, counsel, accountants, bankers and other agents, (b) the disclosure contemplated by Sections 6.5 and 7.2, and (c) disclosures deemed appropriate by Buyer, upon the advice of counsel, under federal securities laws and regulations, each party will keep the provisions of this Agreement confidential both prior and subsequent to the Closing Date. Without limiting the generality of the foregoing, neither party will make any press release or advertisement with respect to the transactions contemplated hereby without the prior consent of the other party, unless the disclosing party determines, upon the advice of counsel, that such action is required by law. The terms of a certain Confidentiality Agreement dated October 30, 1996 between Buyer and Seller are incorporated herein by reference as if set forth herein in full.

         SECTION 10.4 FURTHER ASSURANCES. Each party will cooperate with the other, take such further action, and execute and deliver such further documents, as may be reasonably requested by the other party in order to carry out the terms and purposes of this Agreement. Without limiting the generality of the foregoing, from and after the Closing Date: (a) each party will file all tax returns consistent with the allocation of the Purchase Price set forth in
Schedule 2.4, and neither party will take any position on audit or in litigation which is inconsistent with such allocation; and (b) on the request of Buyer, Seller will take such action and deliver to Buyer such powers of attorney and further instruments of assignment, conveyance or transfer and other documents of further assurance as in the opinion of counsel to Buyer may be reasonably desirable to assure, complete and evidence the full and effective transfer, conveyance and assignment of the Assets and possession thereof to Buyer, its successors and assigns, and the performance of this Agreement by Seller in all respects.

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




         SECTION 10.5 POST-CLOSING ACCESS TO INFORMATION. Buyer acknowledges that subsequent to Closing Seller may need access to information or documents in the control or possession of Buyer for the purposes of audits, compliance with laws and regulations, the prosecution or defense of claims, compliance with the terms of this Agreement, or for other legitimate purposes. Accordingly, Buyer agrees that subsequent to Closing Buyer will make available to Seller and Seller's agents, upon reasonable notice, under reasonable conditions and upon reimbursement of Buyer for all costs reasonably and actually incurred in connection therewith, such documents and information in respect of the Assets to the extent necessary to facilitate the purposes described in this Section 10.5.

ARTICLE 11. IN GENERAL

         SECTION 11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The several representations, warranties and covenants of the parties herein contained, and the provisions hereof which by their terms are to be performed after the Closing Date, will survive the Closing Date and will be effective regardless of any investigation which may have been or may be made at the time by or on behalf of the party to whom such representations, warranties, covenants and agreements are made.

         SECTION 11.2 AMENDMENT AND WAIVER. This Agreement may be amended only by a writing executed by Buyer and by Seller. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, will be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged therewith. No failure on the part of either party to exercise, and no delay in exercising, any of its rights hereunder will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

         SECTION 11.3 ASSIGNMENT. No party will assign or attempt to assign any of its rights or obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, without such consent, but upon notice to Seller, Buyer may assign all of its rights hereunder to any Subsidiary of Buyer so designated by Buyer, in which event the term "Buyer" as used herein will mean and include such Subsidiary; provided, however, that any such assignment will not relieve Buyer of any of its obligations hereunder.

         SECTION 11.4 NOTICES, ETC. Each notice, report, demand, waiver, consent and other communication required or permitted to be given hereunder will be in writing and will be sent either by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows:

If to Buyer:                        Transmation, Inc.
                                    10 Vantage Point Drive
                                    Rochester, New York 14624
                                    Attention: Robert G. Klimasewski, President

                                    Fax:  (716) 352-7788
   with a copy to:               Harter, Secrest & Emery
                                 700 Midtown Tower
                                 Rochester, New York  14604-2070
                                 Attention: Susan Mascette Brandt, Esq.

                                 Fax:  (716) 232-2152

If to Seller:                    [E.I.L. Instruments, Inc.'s new corporate name]
                                 10946A Golden West Drive
                                 Hunt Valley, Maryland 21031-1320
                                 Attention: Samuel T. Woodside, President

                                 Fax:  (410) 584-7561

   with a copy to:               Venable, Baetjer and Howard, LLP
                                 1800 Mercantile Bank & Trust Building
                                 Two Hopkins Plaza
                                 Baltimore, Maryland 21201-2978
                                 Attention: Newton B. Fowler, III, Esq.

                                 Fax:  (410) 244-7742

Each such notice and other communication given by mail will be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication given by telex, telecopier or facsimile machine will be deemed to have been given when it is so transmitted and the appropriate answerback is received. Either party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 11.4.

         SECTION 11.5 BINDING EFFECT. Subject to the provisions of Section 11.3, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns. This Agreement creates no rights of any nature in any Person not a party hereto.

         SECTION 11.6 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

         SECTION 11.7 EFFECT OF AGREEMENT. This Agreement sets forth the entire understanding of the parties, and supersedes any and all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

         SECTION 11.8 HEADINGS; COUNTERPARTS. The Article and Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intention of the parties. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

                                    TRANSMATION, INC.


                                    By:  /s/ Robert G. Klimasewski
                                         -------------------------------------
                                         Robert G. Klimasewski
                                         President and Chief Executive Officer


                                    E.I.L. INSTRUMENTS, INC.


                                    By:  /s/ Samuel T. Woodside
                                         -------------------------------------
                                         Samuel T. Woodside
                                         President and Chief Executive Officer

                         TABLE OF EXHIBITS AND SCHEDULES


* Exhibit A                         Form of Escrow Agreement
* Exhibit B-1                       Form of Sublease
* Exhibit B-2                       Form of Cooperation Agreement
* Exhibit C                         Form of Opinion of Seller's Counsel
* Exhibit D                         Form of Opinion of Buyer's Counsel

* Schedule 1.0                      Permitted Encumbrances
* Schedule 1.3                      Business Senior Staff
* Schedule 1.4                      Delivery of Schedules
* Schedule 2.1(a)                   Property and Equipment
* Schedule 2.1(b)(i)                Regular Inventory
* Schedule 2.1(b)(ii)               Value Added Inventory
* Schedule 2.1(b)(iii)              Demonstration Inventory
* Schedule 2.1(b)(iv)               Parts Inventory
* Schedule 2.1(c)                   Receivables
* Schedule 2.1(d)                   Prepaid Expenses and Deposits
* Schedule 2.1(f)                   Intellectual Property
* Schedule 2.1(8)                   Excluded Assets
* Schedule 2.2(a)                   Canadian Assets
* Schedule 2.4                      Allocation of Purchase Price
* Schedule 2.5(a)                   Closing Balance Sheet
* Schedule 2.5(a)(1)                New Product Inventory Valuation
* Schedule 2.5(c)                   Seller's Credit and Buyer's Credits
* Schedule 3.2(a)                   Assumed Payables
* Schedule 3.2(b)                   Assumed Contracts
* Schedule 3.2(c)                   Accrued Vacation
* Schedule 4.1                      Foreign Qualifications
* Schedule 4.3                      Conflicts; Required Consents, Notices, Etc.
* Schedule 4.4                      Financial Statements
* Schedule 4.6                      Changes Since October 31, 1996
* Schedule 4.15                     Legal Proceedings, Etc.
* Schedule 4.16                     Employment Matters
* Schedule 4.17                     Employee Benefit Plans
* Schedule 4.18                     Environmental Matters
* Schedule 4.19                     Related Party Transactions
* Schedule 4.20                     Product Warranties
* Schedule 6.3                      Actions Prior to Closing


* OMITTED EXHIBITS AND SCHEDULES

UPON WRITTEN REQUEST, THE REGISTRANT WILL PROVIDE COPIES OF ANY OF THE REFERENCED OMITTED EXHIBITS AND SCHEDULES.